ASSET PURCHASE AND SALE AGREEMENT



                                     between

                              Briggs New York Corp.

                                 ("the Seller")

                                       and

                                Newkell II, Inc.

                                  ("the Buyer")









                                February 4, 2003

                                Table Of Contents

                                                                            Page
                                                                            ----


ARTICLE I         ASSET PURCHASE..............................................1

     1.1      Purchase and Sale of Assets; Assumption of Liabilities..........1
     1.2      Purchase Price..................................................6
     1.3      The Closing.....................................................6
     1.4      Post-Closing Adjustment.........................................8
     1.5      Consents to Assignment.........................................11
     1.6      Further Assurances.............................................11
     1.7      Allocation of Purchase Price...................................12
     1.8      Contingent Purchase Price......................................12

ARTICLE II        REPRESENTATIONS AND WARRANTIES OF THE SELLER...............12

     2.1      Organization, Qualification and Corporate Power................13
     2.2      Capitalization.................................................13
     2.3      Authority......................................................14
     2.4      Noncontravention...............................................14
     2.5      Financial Statements...........................................15
     2.6      Absence of Certain Changes.....................................15
     2.7      Undisclosed Liabilities........................................16
     2.8      Tax Matters....................................................16
     2.9      Tangible Personal Property.....................................17
     2.10     Owned Real Property............................................17
     2.11     Leased Real Property...........................................17
     2.12     Intellectual Property..........................................18
     2.13     Contracts......................................................18
     2.14     Entire Business................................................19
     2.15     Litigation.....................................................19
     2.16     Employment Matters.............................................19
     2.17     Employee Benefits..............................................20
     2.18     Environmental Matters..........................................22
     2.19     Legal Compliance...............................................23
     2.20     Permits23
     2.21     Accounts Receivable............................................23
     2.22     Banking Relationships and Investments..........................23
     2.23     Inventory......................................................23
     2.24     Transactions with Affiliates...................................24
     2.25     Insurance......................................................24
     2.26     Customers and Suppliers........................................24
     2.27     Product Warranty...............................................25

                               Table of Contents
                               -----------------

                                  (continued)



                                                                            Page
                                                                            ----


     2.28     Product Liability..............................................25
     2.29     No Broker......................................................25

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF THE BUYER................25

     3.1      Organization...................................................25
     3.2      Authority......................................................25
     3.3      Capitalization of Guarantor....................................26
     3.4      Noncontravention...............................................26
     3.5      Compliance.....................................................27
     3.6      SEC Reports and Financial Statements...........................28
     3.7      Information Supplied...........................................29
     3.8      Litigation.....................................................29
     3.9      Financing......................................................29
     3.10     Solvency.......................................................29
     3.11     Measurement Period.............................................29
     3.12     Due Diligence by the Buyer.....................................30

ARTICLE IV        PRE-CLOSING COVENANTS......................................30

     4.1      Closing Efforts; Hart-Scott-Rodino Act.........................30
     4.2      Operation of Seller............................................31
     4.3      Access.32
     4.4      Exclusivity....................................................33
     4.5      Schedules......................................................33
     4.6      Related Entity.................................................34
     4.7      Certain Tax Certifications.....................................34
     4.8      NYSE Listing...................................................34

ARTICLE V         CONDITIONS PRECEDENT TO CLOSING............................34

     5.1      Conditions to Obligations of the Buyer.........................34
     5.2      Conditions to Obligations of the Seller........................35

ARTICLE VI        INDEMNIFICATION............................................37

     6.1      Indemnification by the Seller..................................37
     6.2      Indemnification by the Buyer...................................37
     6.3      Claims for Indemnification.....................................38
     6.4      Survival.......................................................39
     6.5      Limitations....................................................39
     6.6      Treatment of Indemnification Payments..........................41

ARTICLE VII       TERMINATION 41

     7.1      Termination of Agreement.......................................41
     7.2      Effect of Termination..........................................42

                               Table of Contents
                               -----------------

                                  (continued)



                                                                            Page
                                                                            ----


ARTICLE VIII      EMPLOYEE MATTERS...........................................42

     8.1      Offer of Employment; Continuation of Employment................42
     8.2      Cessation of Business Benefit Plan Participation;
              401(k) Plan Matters............................................42
     8.3      Employment Related Liabilities.................................42
     8.4      Compensation; Employee Benefits; Severance Plans...............43
     8.5      Welfare Plans..................................................43
     8.6      Accrued Personal, Sick or Vacation Time........................43
     8.7      U.S. WARN Act..................................................43
     8.8      U.S. COBRA.....................................................44
     8.9      Payroll Withholding Matters....................................44

ARTICLE IX        OTHER POST-CLOSING COVENANTS...............................45

     9.1      Access to Information; Record Retention; Cooperation...........45
     9.2      Collection of Accounts Receivable..............................46
     9.3      Payment of Assumed Liabilities.................................46
     9.4      [INTENTIONALLY OMITTED]........................................46
     9.5      Covenant Not To Compete........................................46
     9.6      No Disparagement by the Buyer..................................47
     9.7      Limited Guaranty...............................................47

ARTICLE X         MISCELLANEOUS..............................................48

     10.1     Press Releases and Announcements...............................48
     10.2     No Third Party Beneficiaries...................................48
     10.3     Action to be Taken by Affiliates...............................48
     10.4     Entire Agreement...............................................48
     10.5     Succession and Assignment......................................48
     10.6     Notices48
     10.7     Amendments and Waivers.........................................49
     10.8     Severability...................................................49
     10.9     Expenses.......................................................49
     10.10    Specific Performance...........................................50
     10.11    Governing Law..................................................50
     10.12    Submission to Jurisdiction.....................................50
     10.13    Bulk Transfer Laws.............................................50
     10.14    Construction...................................................50
     10.15    Waiver of Jury Trial...........................................51
     10.16    Incorporation of Exhibits and Schedules........................51
     10.17    Counterparts and Facsimile Signature...........................51

                                Table Of Contents
                                -----------------

                                   (continued)






         Disclosure Schedule

Schedules:

         Schedule 1.1(a)(iv)                Real Estate Leases
         Schedule 1.1(a) (vi)               Patents and Patent Applications
         Schedule 1.1(b)(ii)                Excluded Assets
         Schedule 1.1(d)(iii)               Excluded Liabilities
         Schedule 1.4(b)                    Accounting Policies
         Schedule 1.7                       Allocation of Purchase Price

Exhibits:

         Exhibit A         Form of Guaranty
         Exhibit B         Determination of Earnout Payments
         Exhibit C         Form of Escrow Agreement
         Exhibit D         Form of Bill of Sale
         Exhibit E         Form of Trademark Assignment
         Exhibit F         Form of Assumption Agreement
         Exhibit G         Form of Employment Agreement
         Exhibit H         Form of Opinion of Seller's Counsel
         Exhibit I         Form of Opinion of Buyer's Counsel
         Exhibit J-1       Form of Seller Guaranty
         Exhibit J-2       Form of Collection Guaranty
         Exhibit K-1       Form of Lease for Brainerd Road Facility
         Exhibit K-2       Form of Lease for Everett Street Facility

                             TABLE OF DEFINED TERMS

        DEFINED TERM                                       SECTION
        ------------                                       -------

        Accounts Receivable                                2.21
        Acquired Assets                                    1.1(a)
        Adjusted Purchase Price                            1.2
        Affiliate                                          2.24
        Agreed Amount                                      6.3(b)
        Agreement                                          Preliminary Statement
        Allocation Schedule                                1.7(a)
        Ancillary Agreements                               1.3(b)
        Assigned Contracts                                 1.1(a)(v)
        Assumed Liabilities                                1.1(c)
        Atgo                                               4.6
        Balance Sheet Date                                 2.5
        Base Prospectus                                    3.7
        Beneficial Owners                                  2.2(c)
        Business                                           Introduction
        Business Day                                       1.3(a)
        Buyer                                              Preliminary Statement
        Buyer Certificate                                  5.2(e)
        Buyer Material Adverse Effect                      3.4(d)
        Buyer Plans                                        8.4
        Cash Portion of the Purchase Price                 1.2
        CERCLA                                             2.18(a)(iii)
        Claim Notice                                       6.3(b)
        Claimed Amount                                     6.3(b)
        Closing                                            1.3(a)
        Closing Date                                       1.3(a)
        Closing Statement                                  1.4(b)
        COBRA                                              8.8
        Code                                               1.7(a)
        Confidentiality Agreement                          4.3(a)
        Consideration Shares                               3.3(b)
        Contingent Purchase Price Amount                   1.2
        Damages                                            6.1
        Deferred Consent                                   1.5
        Deferred Item                                      1.5
        Disclosure Schedule                                Article II
        Employee Benefit Plan                              2.17(a)
        Employees                                          8.1
        Environment                                        2.18(a)(ii)
        Employment Contracts                               2.16(a)
        Environmental Law                                  2.18(a)(iv)
        Environmental Matters                              2.18(a)(v)
        ERISA                                              2.17(a)

        DEFINED TERM                                       SECTION
        ------------                                       -------

        ERISA Affiliate                                    2.17(a)
        Escrow Account                                     1.2
        Exchange Act                                       3.6(a)
        Excluded Assets                                    1.1(b)
        Excluded Liabilities                               1.1(d)
        Final Closing Statement                            1.4(d)(v)
        Financial Statements                               2.5
        Form S-4                                           3.6(d)
        GAAP                                               1.1(c)(i)
        Governmental Entity                                1.1(a)(viii)
        Governmental Filings                               4.1(a)
        Guarantor                                          Preliminary Statement
        Guaranty                                           Introduction
        Hart-Scott-Rodino Act                              2.4
        Indemnified Party                                  6.3(a)
        Indemnifying Party                                 6.3(a)
        Information                                        9.1(a)
        Insurance                                          2.25
        Intellectual Property                              1.1(a)(vi)
        Kellwood Closing Net Worth Amount                  1.4(a)
        Kellwood Common Stock                              3.3(a)
        Leased Facilities                                  1.1(a)(iv)
        Leased Real Property                               2.11
        Leases                                             2.11
        Legal Permits                                      1.1(a)(viii)
        Material Contracts                                 2.13(b)
        Materials of Environmental Concern                 2.18(a)(iii)
        Measurement Period                                 1.2
        Most Recent Balance Sheet                          2.5
        Multiemployer Plan                                 2.17(a)
        Net Worth Amount                                   1.4(b)
        Neutral Accountant                                 1.4(d)(iii)
        New Buyer Employees                                8.4
        New Leases                                         5.2(l)
        NYSE                                               1.2
        Off-Site Liabilities                               2.18(a)(vi)
        Parties                                            Preliminary Statement
        Permits                                            2.20
        Preferred Stock                                    3.3(a)
        PSV Policies                                       8.6
        Purchase Price                                     1.2
        Real Estate Leases                                 1.1(a)(iv)
        Release                                            2.18(a)(i)
        SEC                                                3.6(a)

        DEFINED TERM                                       SECTION
        ------------                                       -------

        SEC Reports                                        3.6(a)
        Securities Act                                     2.2(a)
        Security Interest                                  2.4(d)
        Seller                                             Preliminary Statement
        Seller Benefit Plans                               2.17(a)
        Seller Certificate                                 5.1(e)
        Seller Closing Net Worth Amount                    1.4(a)
        Seller Historical Accounting Policies              1.4(a)
        Seller Material Adverse Effect                     2.1(a)
        Seller's 401(k) Plan                               8.2
        Stock Portion of the Purchase Price                1.2
        Target Net Worth Amount                            1.4(a)
        Tax Returns                                        2.8(a)
        Taxes                                              2.8(a)
        Territory                                          9.5(a)
        Third Party Consents                               4.1(a)
        Unresolved Objections                              1.4(d)(iii)
        Vacation Accrual                                   1.4(a)
        WARN Act                                           2.27(e)
        1060 Forms                                         1.7(b)

                        ASSET PURCHASE AND SALE AGREEMENT


         This ASSET PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into as of February 4, 2003 between Briggs New York Corp., a Massachusetts corporation (the "Seller"), Newkell II, Inc., a Delaware corporation (the "Buyer"), and Kellwood Company, a Delaware corporation and the sole stockholder of the Buyer (the "Guarantor"). The Seller and the Buyer are referred to collectively herein as the "Parties."

                                  INTRODUCTION


         1. The Seller is engaged in the business of designing, developing, manufacturing, marketing, distributing and selling moderately priced women's apparel, including pants, skirts and shorts, as well as jackets and vests (the "Business");

         2. Guarantor is the parent company of the Buyer, will receive benefits under this Agreement and will guarantee all of the obligations of the Buyer arising under this Agreement and any Ancillary Agreements executed in contemplation hereof pursuant to that certain Guaranty of even date herewith (the "Guaranty") in substantially the form attached hereto as Exhibit A; and

         3. The Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, substantially all of the assets of the Seller, subject to certain liabilities, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I
                                 ASSET PURCHASE

         1.1 Purchase and Sale of Assets; Assumption of Liabilities.

             (a) Transfer of Assets. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing, the Seller shall sell, convey, assign, transfer and deliver to the Buyer, and the Buyer shall purchase and acquire from the Seller, all of the Seller's right, title and interest in and to the assets, properties, rights and claims of the Seller of every kind, nature, character and description, tangible and intangible, real, personal or mixed, wherever located, existing as of the Closing (the "Acquired Assets"), including, but not limited to, the following assets, in each case to the extent owned by the Seller as of the Closing:

                 (i) all accounts receivable and other receivables, whether or not billed;

                 (ii) all inventory of raw materials, piece goods, trim, hang tags, labels, samples, work in process, finished goods, office supplies, maintenance supplies and packaging materials, together with spare parts, supplies, promotional materials and inventory (whether located at the Seller's facilities, in transit to or from the Seller's facilities, or held by the Seller, its contractors, or vendors on consignment);

                 (iii) all computers, equipment, furniture, furnishings, fixtures, machinery, vehicles, tools and tooling and other tangible personal property and all warranties and guarantees, if any, express or implied, existing for the benefit of an Asset Seller in connection therewith to the extent transferable;

                 (iv) the leasehold interests to the facilities (the "Leased Facilities") covered by the real property leases or subleases described on
Schedule 1.1(a)(iv) (the "Real Estate Leases"), except as provided in Section
1.5;

                 (v) the rights under all contracts or agreements to which the Seller is a party (excluding the Real Estate Leases), including those listed in
Section 2.11 of the Disclosure Schedule (as defined in Article II) (the "Assigned Contracts"), except as provided in Section 1.5

                 (vi) all patents and patent applications listed on Schedule 1.1(a)(vi), any patent applications that are filed based on the invention disclosures listed on Schedule 1.1(a)(vi), all copyrights and copyright registrations, all trademark registrations and trademark applications, all trade names, trade styles, logos and service marks and all applications and registrations therefore and licenses thereof, all rights in and to the name "Briggs", and all computer software and management information systems ("Intellectual Property"), including all rights to sue for past infringement;

                 (vii) all technical information, trade secrets, technology, know-how, specifications, designs, drawings and processes and quality control data, and other confidential business information, including customer lists and vendor lists;

                 (viii) all licenses, permits or franchises issued by any Governmental Entity (as defined below) (collectively, "Legal Permits") relating to the development, use, maintenance or occupation of the Leased Facilities, to the extent that such Legal Permits are transferable (for purposes of this Agreement, "Governmental Entity" means any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency);

                 (ix) all goods and services and all other economic benefits to be received subsequent to the Closing arising out of prepayments and payments by the Seller prior to the Closing to the extent such prepayments and payments are reflected in the determination of the Kellwood Closing Net Worth Amount;

                 (x) all books (other than stock record books), records, accounts, ledgers, files, documents, correspondence, studies, reports and other printed or written materials, subject to any restrictions imposed by applicable law on the transfer of employee files and other materials related to classified programs;

                 (xi) all goodwill;

                 (xii) all vehicles used in the business (other than any vehicles that constitute Excluded Assets pursuant to Section 1.1(b)) and rights under vehicle leases, except as provided in Section 1.5;

                 (xiii) all bank accounts, lock boxes and safe deposit boxes (including the contents thereof) which are maintained for use in the conduct of the Business or which contain any assets of the Business;

                 (xiv) all performance and other bonds, security and other deposits, and advances maintained for use in the conduct of the Business;

                 (xv) the right to make claims under and other benefits of the contracts of Insurance listed in Section 2.25 of the Disclosure Schedule;

                 (xvi) all documents and records relating to the Acquired Assets, or the operations or products of the Business;

                 (xvii) rights under agreements with employees concerning confidentiality and the assignment of inventions;

                 (xviii) all information systems, programs, software and documentation thereof (including all electronic data processing systems, program specifications, source codes, logs, input data and report layouts and formats, record file layouts, diagrams, functional specifications and narrative descriptions, flow charts and other related material) owned by the Seller and which are used or intended to be used in the conduct of the Business;

                 (xix) all telephone and telecopy numbers, web sites, domain names, e-mail addresses and other technologies and communication systems used in the conduct of the Business; and

                 (xx) prepaid expenses and deferred charges and rights to volume rebates due from suppliers to the extent reflected in the determination of the Kellwood Closing Net Worth Amount.

             (b) Excluded Assets. Notwithstanding anything to the contrary in this Agreement, the Acquired Assets shall not include any of the following (each, an "Excluded Asset"):

                 (i) all cash and cash equivalents or similar investments, bank accounts, commercial paper, certificates of deposit, Treasury bills and other marketable securities, except in any case to the extent not taken out of the Business by the Seller on or prior to the Closing Date;

                 (ii) all assets, properties or rights listed on, or arising under any contracts or agreements listed on, Schedule 1.1(b)(ii);

                 (iii) all rights to insurance claims, related refunds and proceeds to the extent they arise from or relate to the Excluded Assets and Excluded Liabilities (as defined in Section 1.1(d));

                 (iv) all rights which accrue or will accrue to the benefit of the Seller or its affiliates under this Agreement or the Ancillary Agreements (as defined in Section 1.3(b));

                 (v) all rights relating to refunds or recoupment of Taxes (as defined in Section 2.8(a)) of the Seller, including rights under any legal or administrative proceedings relating thereto, whether or not yet commenced, and all Tax deposits and prepayments of the Seller;

                 (vi) all actions, claims, causes of action, rights of recovery, choses in action and rights of setoff of any kind arising before, on or after the Closing relating to the items set forth above in this Section 1.1(b) or to any Excluded Liabilities; and

                 (vii) all books, records, accounts, ledgers, files, documents, correspondence, studies, reports and other printed or written materials related exclusively or primarily to any Excluded Assets or Excluded Liabilities.

             (c) Assumed Liabilities. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing, the Buyer shall assume and agree to pay, perform and discharge when due the following Business liabilities and obligations of the Seller (the "Assumed Liabilities"):

                 (i) all liabilities reflected on the Most Recent Balance Sheet (as defined in Section 2.5) to the extent so reflected and any other liabilities as of the Balance Sheet Date (as defined in Section 2.5) which are not required to be reflected thereon according to United States generally accepted accounting principles as in effect as of the Balance Sheet Date ("GAAP"), except to the extent satisfied prior to the Closing;

                 (ii) all liabilities in existence as of the Closing Date that arose in the ordinary course of the business of the Seller, except to the extent satisfied prior to the Closing;

                 (iii) all liabilities and obligations under the Assigned Contracts and under the Real Estate Leases, except as provided in Section 1.5;

                 (iv) all liabilities and obligations under the Legal Permits transferred pursuant to Section 1.1(a)(viii);

                 (v) all liabilities and obligations in respect of the Business or the Acquired Assets arising or incurred by the Buyer on and after the Closing Date;

                 (vi) all liabilities and obligations which arise on account of the sale of any products manufactured and/or sold by the Buyer on and after the Closing Date;

                 (vii) all liabilities and obligations arising out of the ownership, leasing or operation of any Leased Facility on or after the Closing;

                 (viii) all liabilities and obligations for Environmental Matters (as defined in Section 2.18(a)(v)) or liability under common law with respect to Materials of Environmental Concern (as defined in Section 2.18(a)(iii)) which arise on or after the Closing Date;

                 (ix) all liabilities and obligations in respect of employees or employee benefits which are assumed by the Buyer pursuant to Article VIII;

                 (x) all liabilities and obligations arising out of or relating to Deferred Items (as defined in Section 1.5) under Section 1.5;

                 (xi) all liabilities with respect to all actions, suits, proceedings, disputes, claims or investigations listed in Section 2.15 of the Disclosure Schedule;

                 (xii) all liabilities and obligations arising out of or relating to the repair, rework, replacement or return of, or any claim for breach of warranty in respect of or refund of the purchase price of, products or goods (it being understood that a reserve for such liabilities may be included in the determination of the Kellwood Closing Net Worth Amount based on historical experience);

                 (xiii) all liabilities and obligations arising out of or relating to any product liability claim arising on or after the Closing Date, including without limitation injury to or death of persons, damage to or destruction of property or any worker's compensation claim; and

                 (xiv) all liabilities for claims which are covered by insurance, if any.

             (d) Excluded Liabilities. Notwithstanding anything to the contrary in this Agreement, the Assumed Liabilities shall not include the following (collectively, the "Excluded Liabilities"):

                 (i) all liabilities and obligations relating exclusively or primarily to the Excluded Assets;

                 (ii) all liabilities and obligations of the Seller in respect of employees or employee benefits retained by the Seller pursuant to Article VIII;

                 (iii) all liabilities and obligations of the Seller under the agreements listed on Schedule 1.1(d)(iii);

                 (iv) all liabilities and obligations of the Seller under this Agreement and the Ancillary Agreements;

                 (v) all liabilities and obligations of the Seller for costs and expenses incurred in connection with this Agreement or the consummation of the transactions contemplated by this Agreement (including without limitation any fees for financial advisors engaged by or on behalf of the Seller);

                 (vi) all liabilities and obligations for Environmental Matters (as defined in Section 2.18(a)(v)) or liability under common law with respect to Materials of Environmental Concern (as defined in Section 2.18(a)(iii)) in existence prior to the Closing Date; and

                 (vii) all liabilities and obligations for any income Taxes of the Seller.

         1.2 Purchase Price. The purchase price to be paid by the Buyer to the Seller for the Acquired Assets shall be (a) $140,000,000 consisting of (i) a minimum of U.S. $120,000,000 in cash in immediately available funds (the "Cash Portion of the Purchase Price") and (ii) a maximum of $20,000,000 payable in common stock of the Guarantor (the "Stock Portion of the Purchase Price") to be valued as equal to the 5-day average of the daily closing prices of the shares of the Guarantor's common stock on The New York Stock Exchange (the "NYSE") as reported in The Wall Street Journal, for the 5 consecutive trading days previous to and including as the last day the day that is two days prior to the Closing Date (the "Measurement Period"), provided that the Buyer shall not be entitled to allocate more than 500,000 shares of common stock of the Guarantor to the Stock Portion of the Purchase Price, plus (b) deferred cash payments as set forth in Exhibit B attached hereto, "Determination of Earnout Payments" (the "Contingent Purchase Price Amount"), plus (c) the assumption of the Assumed Liabilities (collectively, the "Purchase Price"). Subject to the limitations set forth in clause (a) above, the Buyer shall determine the Cash Portion of the Purchase Price and the Stock Portion of the Purchase Price to be paid at Closing and shall provide the Seller with written notice of such determination at least 6 trading days prior to the Closing. Notwithstanding anything to the contrary contained in the foregoing, at the Closing, $3,000,000 of the Cash Portion of the Purchase Price shall be paid by Buyer to a mutually agreed upon Escrow Agent pursuant to the terms and conditions of an Escrow Agreement between Buyer and Seller in substantially the form attached hereto as Exhibit C (the "Escrow Account"). The Purchase Price is subject to adjustment as provided in Section
1.4. The Purchase Price, as adjusted pursuant to Section 1.4, is referred to herein as the "Adjusted Purchase Price."

         1.3 The Closing.

             (a) Time and Location. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hale and Dorr LLP in Boston, Massachusetts, commencing at 9:30 a.m., local time, on February 4, 2003, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby (excluding the delivery of any documents to be delivered at the Closing by any of the Parties, it being understood that the occurrence of the Closing shall remain subject to the delivery of such documents) have not been satisfied in full or waived by such date, on such mutually agreeable later date as soon as practicable (but in no event more than three Business Days (as defined below)) after the first date on which the conditions to the obligations of the Parties to consummate the transactions contemplated hereby (excluding the delivery of any documents to be delivered at the Closing by any of the Parties, it being understood that the occurrence of the Closing shall remain subject to the delivery of such documents) have been satisfied or waived (the "Closing Date"). For purposes of this Agreement, a "Business Day" shall be any day other than (i) a Saturday or

Sunday or (ii) a day on which banking institutions located in New York, New York are permitted or required by law, executive order or governmental decree to remain closed. Upon consummation, the Closing shall be deemed to have taken place as of the opening of business on the Closing Date.

             (b) Actions at the Closing.

                 At the Closing:

                 (i) the Seller shall deliver (or cause to be delivered) to the Buyer the various certificates, instruments and documents required to be delivered under Section 5.1;

                 (ii) the Buyer shall deliver (or cause to be delivered) to the Seller the various certificates, instruments and documents required to be delivered under Section 5.2;

                 (iii) the Seller shall execute and deliver a Bill of Sale in substantially the form attached hereto as Exhibit D;

                 (iv) the Seller shall execute and deliver a Trademark Assignment in substantially the form attached hereto as Exhibit E;

                 (v) the Seller and the Buyer shall execute and deliver such other instruments of conveyance as the Buyer may reasonably request in order to effect the sale, transfer, conveyance and assignment to the Buyer of valid ownership of the Acquired Assets;

                 (vi) the Buyer shall execute and deliver to the Seller an Assumption Agreement in substantially the form attached hereto as Exhibit F;

                 (vii) the Seller and the Buyer shall execute and deliver the Escrow Agreement in substantially the form attached as Exhibit C;

                 (viii) the Buyer and each executive selected by Buyer shall execute and deliver the respective Employment Agreement in substantially the form attached as Exhibit G;

                 (ix) the Buyer and the Seller shall execute and deliver such other instruments as the Seller may reasonably request in order to effect the assumption by the Buyer of the Assumed Liabilities;

                 (x) the Seller shall transfer to the Buyer all the books, records, files and other data (or copies thereof) within the possession of the Seller relating to the Acquired Assets and reasonably necessary for the continued operation of the Business by the Buyer;

                 (xi) the Seller shall deliver an executed opinion of the Seller's counsel in substantially the form attached as Exhibit H;

                 (xii) the Buyer shall deliver an executed opinion of the Buyer's counsel in substantially the form attached as Exhibit I;

                 (xiii) the Buyer shall pay to the Seller (A) the Cash Portion of the Purchase Price in cash by wire transfer of immediately available funds into an account designated by the Seller in writing, and (B) the Stock Portion of the Purchase Price by the delivery of stock certificates representing shares of common stock of the Guarantor; and

                 (xiv) the Parties shall execute and deliver to each other a cross-receipt evidencing the transactions referred to above.

         The agreements and instruments referred to in clauses (iii) through
(xii) above are referred to here in as the "Ancillary Agreements."

         1.4 Post-Closing Adjustment. The Purchase Price set forth in Section
1.2 shall be subject to adjustment after the Closing Date as follows:

                 (a) For purposes of this Agreement, the "Target Net Worth Amount" shall be determined according to the following formula:

         Target Net Worth Amount      =                     (  X - (X1 + V)    )
                                          $18,931,978   -                  + V
                                                               -----------
                                                                    2
         Where:                    X  =   the Net Worth Amount (as defined
                                          below) as determined in accordance
                                          with the accounting policies,
                                          practices, procedures, policies and
                                          methods that were employed in the
                                          preparation of the Most Recent Balance
                                          Sheet (the "Seller Historical
                                          Accounting Policies") (such Net Worth
                                          Amount to be referred to herein as the
                                          "Seller Closing Net Worth Amount");

                                   X1 =   the Net Worth Amount as determined in
                                          accordance with the Seller Historical
                                          Accounting Policies, as adjusted by
                                          the accounting policies set forth on
                                          Schedule 1.4(b) attached hereto under
                                          the column heading "Policies For
                                          Determining Kellwood Closing Net Worth
                                          Amount" and, to the extent not
                                          inconsistent therewith, in accordance
                                          with GAAP (such Net Worth Amount to be
                                          referred to herein as "Kellwood
                                          Closing Net Worth Amount");

                                   V  =   the amount for vacation and sick pay
                                          earned by employees of the Business
                                          for the year ending December 31, 2003
                                          not yet paid ("Vacation Accrual").

             (b) Within 75 days after the Closing Date, the employees employed by the Seller prior to the Closing who are responsible for the preparation of the Seller's financial statements shall prepare and deliver to the Buyer a statement (the "Closing Statement") calculating the Seller Closing Net Worth Amount, the Kellwood Closing Net Worth Amount and the Vacation Accrual. The Buyer will enable such employees (who will then be employed by the Buyer) to take directions from the Seller and permit such employees to spend such time as may be necessary to prepare the Closing Statement. For purposes of this Agreement, the "Net Worth Amount" shall mean the total assets of the Seller (other than the Excluded Assets) as of 11:59 p.m. on the day prior to the Closing Date less the total liabilities of the Seller (other than the Excluded Liabilities) as of such time. In determining the Seller Closing Net Worth Amount and the Kellwood Closing Net Worth Amount, all year-end adjustments historically reflected on the Financial Statements (as defined in Section 2.5) shall be included and the day prior to the Closing Date will be treated as the end of a fiscal year.

             (c) The Buyer shall deliver to the Seller, within 60 days after delivery by the Seller to the Buyer of the Closing Statement, either a notice indicating that the Buyer accepts the Closing Statement or a statement describing the Buyer's objections to the Closing Statement, which statement of objections shall describe in detail the specific nature and amount of each objection and shall state in detail all bases upon which the Buyer believes the Closing Statement is not in conformity with the requirements set forth in this
Section 1.4. If the Buyer delivers to the Seller a notice accepting the Closing Statement, or the Buyer does not deliver a written objection to the Closing Statement within such 30-day period, then, effective as of either the date of delivery of such notice of acceptance or as of the close of business on such 60th day, the Closing Statement shall be deemed to be accepted by the Buyer.

             (d) If the Buyer timely objects to the Closing Statement, such objections shall be resolved as follows:

                 (i) The Buyer and the Seller shall first use reasonable efforts to resolve such objections.

                 (ii) If the Buyer and the Seller are able to resolve such objections within 30 days after delivery to the Seller of such statement of objections, the Buyer and the Seller shall, within 45 days after delivery of such statement of objections, jointly prepare and sign a statement setting forth the Seller Closing Net Worth Amount, the Kellwood Closing Net Worth Amount and the Vacation Accrual, which amounts shall reflect the resolution of objections agreed to by the Buyer and the Seller.

                 (iii) If the Buyer and the Seller do not reach a resolution of all objections set forth on the Buyer's statement of objections within 30 days after delivery of such statement of objections, the Buyer and the Seller shall, within 30 days after the expiration of such 30-day period, (A) jointly prepare and sign a statement setting forth (1) those objections (if any) that the Buyer and the Seller have resolved and the resolution of such objections and (2) those objections that the Buyer and the Seller did not resolve (the "Unresolved Objections") and (B) engage a mutually agreeable accounting firm, with Grant Thornton LLP as the first choice (provided it is available and the Parties agree that it has reasonable rates) (the "Neutral Accountant") to resolve the Unresolved Objections.

                 (iv) The Buyer and the Seller shall jointly submit to the Neutral Accountant, within 10 days after the date of the engagement of the Neutral Accountant (as evidenced by the date of the engagement agreement), a copy of the Closing Statement, a copy of the statement of objections delivered by the Buyer to the Seller, and the joint statement referred to in Section 1.4(d)(iii)(A) above. Each of the Buyer and the Seller shall submit to the Neutral Accountant (with a copy delivered to the other Party on the same day), within 30 days after the date of the engagement of the Neutral Accountant, a memorandum (which may include supporting exhibits) setting forth their respective positions on the Unresolved Objections. Each of the Buyer and the Seller may (but shall not be required to) submit to the Neutral Accountant (with a copy delivered to the other Party on the same day), within 60 days after the date of the engagement of the Neutral Accountant, a memorandum responding to the initial memorandum submitted to the Neutral Accountant by the other Party. Unless requested by the Neutral Accountant in writing, neither the Buyer nor the Seller may present any additional information or arguments to the Neutral Accountant, either orally or in writing.

                 (v) The Buyer and the Seller shall instruct the Neutral Accountant that (A) the scope of its review and authority shall be limited to resolving the Unresolved Objections, and (B) issue a ruling which sets forth the resolution of each Unresolved Objection (in which case its resolution of each Unresolved Objection shall consist of the determination of an appropriate value for each Closing Statement item that is the subject of an Unresolved Objection, which value shall be equal to one of, or between, the values proposed by the Seller in the Closing Statement and by the Buyer in its statement of objections) and includes a statement setting forth the Seller Closing Net Worth Amount, the Kellwood Closing Net Amount and the Vacation Accrual, reflecting the Neutral Accountant's resolution of the Unresolved Objections. The "Final Closing Statement" shall be the statement accepted (or deemed accepted) by the Buyer pursuant to Section 1.4(c), prepared and signed pursuant to Section 1.4(d)(ii) or delivered by the Neutral Accountant pursuant to this Section 1.4(d)(v), as the case may be.

                 (vi) The resolution by the Neutral Accountant of the Unresolved Objections shall be conclusive and binding upon the Buyer and the Seller. The Buyer and the Seller agree that the procedure set forth in this Section 1.4(d) for resolving disputes with respect to the Closing Statement shall be the sole and exclusive method for resolving any such disputes; provided that this provision shall not prohibit any Party from instituting litigation to enforce the ruling of the Neutral Accountant.

                 (vii) The Buyer and the Seller shall share equally the fees and expenses of the Neutral Accountant for its services under this Section 1.4(d).

             (e) If the Kellwood Closing Net Worth Amount as shown on the Final Closing Statement is less than the Target Net Worth Amount, the Purchase Price shall be reduced by such deficiency and the Seller shall pay to the Buyer, by wire transfer or other delivery of immediately available funds, within three Business Days after the date on which the Final Closing Statement is finally determined pursuant to this Section 1.4, an amount equal to such deficiency (plus interest thereon at the rate of 8% per annum, compounded monthly, from the Closing Date). Should the Seller fail to make such payment, the Buyer shall have the option to recover such amount from the Escrow Account. If the Kellwood Closing Net Worth Amount as shown on the Final Closing Statement exceeds the Target Net Worth Amount, the Purchase Price shall be increased by such excess amount and the Buyer shall pay to the Seller, by wire transfer or other delivery of immediately available funds, within three Business Days after the date on which the Final Closing Statement is finally determined pursuant to this Section 1.4, an amount equal to such excess (plus interest thereon at the rate of 8% per annum, compounded monthly, from the Closing Date).

             (f) Notwithstanding anything to the contrary contained herein, (i) in determining the Kellwood Closing Net Worth Amount and the Seller Closing Net Worth Amount, there shall be no reserves for any Excluded Liabilities, (ii) in determining the Kellwood Closing Net Worth Amount and the Seller Closing Net Worth Amount, to the extent any amounts are reserved (specifically or generally) relating to any Damages for which the Buyer is entitled to indemnification pursuant to Article VI hereof, the Buyer shall only be entitled to indemnification for those Damages in excess of such reserve amount (subject to all other limitations set forth in Section 6.5), and (iii) the Buyer agrees to pay any and all liabilities taken into account in determining the Kellwood Closing Net Worth Amount and any and all liabilities for which a reserve (either specifically or generally) has been taken into account in determining the Kellwood Closing Net Worth Amount.

         1.5 Consents to Assignment. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign or transfer any contract, lease, authorization, license or permit, or any claim, right or benefit arising thereunder or resulting therefrom, if an attempted assignment or transfer thereof, without the consent of a third party thereto or of the issuing Governmental Entity, as the case may be, would constitute a breach thereof. If such consent (a "Deferred Consent") is not obtained, or if an attempted assignment or transfer thereof would be ineffective or would affect the rights thereunder so that the Buyer would not receive all such rights, then, in each such case, (a) the contract, lease, authorization, license or permit to which such Deferred Consent relates (a "Deferred Item") shall be withheld from sale pursuant to this Agreement without any reduction in the Purchase Price, (b) from and after the Closing, the Seller and the Buyer will cooperate, in all reasonable respects, to obtain such Deferred Consent as soon as practicable after the Closing, provided that the Seller shall not be required to make any payments or agree to any material undertakings in connection therewith, and (c) until such Deferred Consent is obtained, the Seller and the Buyer will cooperate, in all reasonable respects, to provide to the Buyer the benefits under the Deferred Item to which such Deferred Consent relates (with the Buyer entitled to all the gains and responsible for all the losses, Taxes, liabilities and/or obligations thereunder). In particular, in the event that any such Deferred Consent is not obtained prior to the Closing, then the Buyer and the Seller shall enter into such arrangements (including subleasing or subcontracting if permitted) to provide to the Parties the economic and operational equivalent of obtaining such Deferred Consent and assigning or transferring such contract, lease, authorization, license or permit, including enforcement for the benefit of the Buyer of all claims or rights arising thereunder, and the performance by the Buyer of the obligations thereunder on a prompt and punctual basis.

         1.6 Further Assurances. At any time and from time to time after the Closing Date, as and when requested by any Party hereto and at such Party's expense, the other Party or Parties shall promptly execute and deliver, or cause to be executed and delivered, all such documents, instruments and certificates and shall take, or cause to be taken, all such further or other actions as are necessary to evidence and effectuate the transactions contemplated by this Agreement.

         1.7 Allocation of Purchase Price.

             (a) The Adjusted Purchase Price will be allocated among the Acquired Assets and the covenant not to compete contained in Article IX for Tax purposes in accordance with the guidelines specified in Schedule 1.7 which the Buyer and the Seller acknowledge are in compliance with Section 1060 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (collectively, the "Code") and any comparable provisions of state, local or other Tax law and in accordance with GAAP (to the extent, if any, that GAAP is applicable to allocations under Section 1060 of the Code). As soon as practicable after the Closing Date, the Seller shall prepare and deliver to the Buyer a final allocation schedule (the "Allocation Schedule"), prepared in accordance with Schedule 1.7, allocating the Adjusted Purchase Price. The Buyer and the Seller acknowledge that the Allocation Schedule will reflect the fair market value of the Acquired Assets and the covenant not to compete contained in Article IX as of the Closing Date.

             (b) The Parties agree to act in accordance with the allocations contained in the Allocation Schedule in any Tax Returns or filings (including any forms or reports required to be filed pursuant to Section 1060 of the Code or any provisions of local, state, foreign or other Tax law ("1060 Forms")) or during the course of any Tax audit or litigation proceedings, and to cooperate in the preparation of any 1060 Forms and to file such 1060 Forms in the manner required by applicable law.

         1.8 Contingent Purchase Price. The Contingent Purchase Price Amount shall be determined in accordance with the provisions set forth in Exhibit B attached hereto, which provisions are incorporated by reference into this Agreement in their entirety. References to any covenants or agreements in this Agreement shall include any covenants or agreements set forth in Exhibit B. The Buyer and the Seller each agree to their respective obligations set forth in Exhibit B. The Buyer and the Seller agree that, to the maximum extent permitted by law, the Contingent Purchase Price Amount and any payments to the Seller from the Escrow Account, including any interest or other income earned on the Escrow Account, shall be treated for all Tax purposes as contingent payments reportable under the installment sale method, subject to an interest component determined under applicable provisions of the Code, and will be allocable solely to Class VII assets in accordance with Schedule 1.7.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller represents and warrants to the Buyer that the statements contained in this Article II are true and correct as of the date hereof, except as set forth in the Disclosure Schedule provided by the Seller to the Buyer on the date hereof (the "Disclosure Schedule"). The Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article II. The disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Article II to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. The inclusion of any information in the Disclosure Schedule (or any update thereto) shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material to the Seller, has resulted in or would result in a Seller Material Adverse Effect (as defined in Section 2.1), or is outside the ordinary course of business. For purposes of this Agreement, the phrase "to the knowledge of the Seller" or any phrase of similar import shall mean and be limited to the knowledge of the individuals listed in the Disclosure Schedule after inquiry by such individuals of their direct reports listed in the Disclosure Schedule.

         2.1 Organization, Qualification and Corporate Power.

             (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and is duly qualified to conduct business under the laws of each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except for any such failure that is not material to the Seller. The Seller has all requisite corporate power and authority to carry on the business in which it is now engaged and to own and use the properties now owned and used by it. For purposes of this Agreement, "Seller Material Adverse Effect" means any change, effect or circumstance that (i) is materially adverse to the financial condition or results of operations of the Seller as a whole (other than changes, effects or circumstances that are the result of economic factors affecting the economy as a whole or that are the result of factors generally affecting the industry or specific markets in which the Seller competes), or (ii) materially impairs the ability of the Seller to consummate the transactions contemplated by this Agreement; provided, however, that a "Seller Material Adverse Effect" shall not include any adverse change, effect or circumstance (I) arising out of or resulting primarily from actions contemplated by the Parties in connection with this Agreement, or (II) that is attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement.

             (b) The Seller has made available to the Buyer correct and complete copies of its corporate charter and bylaws (each as amended to date). The minute books (containing the records of meetings of the stockholders and the board of directors) and the stock record books of the Seller are correct and complete in all material respects. The Seller is not in default under or in violation of any provision of its corporate charter or bylaws.

         2.2 Capitalization.

             (a) The capitalization of the Seller is set forth in Section 2.2 of the Disclosure Schedule. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Seller is a party or which are binding upon the Seller providing for the issuance, disposition or acquisition of any shares of capital stock of the Seller. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Seller. There are no agreements, voting trusts or proxies with respect to the voting, or registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Seller.

             (b) The Seller has no subsidiaries.

             (c) The sole shareholder of the Seller is indirectly beneficially owned by three individuals (one-third each) listed in Section 2.2(c) of the Disclosure Schedule (the "Beneficial Owners").

         2.3 Authority. The Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it will be a party and to perform its obligations hereunder and thereunder. The execution and delivery by the Seller of this Agreement and such Ancillary Agreements the consummation by the Seller of the transactions contemplated hereby and thereby have been validly authorized by all necessary corporate action on the part of the Seller. This Agreement has been, and all such Ancillary Agreements will be, validly executed and delivered by the Seller and, assuming this Agreement and each such Ancillary Agreement constitutes the valid and binding obligation of the Buyer, constitutes or will constitute a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

         2.4 Noncontravention. Subject to compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), and applicable foreign antitrust or trade regulation laws, neither the execution and delivery by the Seller of this Agreement or the Ancillary Agreements to which the Seller will be a party, nor the consummation by the Seller of the transactions contemplated hereby or thereby, will:

             (a) conflict with or violate any provision of the charter or bylaws of the Seller;

             (b) require on the part of the Seller any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, except for any filing, permit, authorization, consent or approval which if not obtained would not be material to the Business;

             (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate or modify, or require any notice, consent or waiver under, any material contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness or Security Interest (as defined below) to which the Seller is a party or by which the Seller is bound or to which any of its assets is subject; or

             (d) violate in any material respect any material order, writ, injunction or decree specifically naming, or statute, rule or regulation applicable to, the Seller or any of the Seller's properties or assets.

For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, landlord's and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation,
(iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, (iv) liens for

Taxes not yet due and payable, (v) liens for Taxes which are being contested in good faith and by appropriate proceedings, (vi) liens relating to capitalized lease financings that have been entered into in the ordinary course of business,
(vii) liens arising solely by action of the Buyer, and (viii) with respect to real property only, liens which do not materially and adversely impair the use or value of the Acquired Assets.

         2.5 Financial Statements. Section 2.5 of the Disclosure Schedule includes copies of the following financial statements with respect to the
Seller: (a) the audited balance sheet and consolidated statements of income, cash flows and stockholders' equity as of and for the fiscal years ended December 31, 2001 and 2000 and (b) the unaudited balance sheet (the "Most Recent Balance Sheet") and consolidated statement of operations for the eight-month period ended August 31, 2002 (the "Balance Sheet Date") (collectively, the "Financial Statements"). The Financial Statements are accurate and complete in accordance with the books and accounts of the Seller and have been prepared in accordance with GAAP and the methodologies described in the footnotes thereto and fairly present, in all material respects, the financial condition and results of operations and cash flows of the Seller as of the respective dates thereof and for the periods referred to therein in accordance with such methodologies; provided, however, that the Financial Statements referred to in clauses (a) and (b) above value certain fixed assets at their depreciated value for tax purposes and not at the lower of cost or market, and the Financial Statements referred to in clause (b) above are subject to year-end adjustments and do not include footnotes.

         2.6 Absence of Certain Changes. Except as contemplated by this Agreement, between the Balance Sheet Date and the date of this Agreement, there have not been any changes in the financial condition or results of operations of the Seller, except for any changes that would not reasonably be expected to be material to the Business. Except as contemplated by this Agreement, between the Balance Sheet Date and the date of this Agreement, the Seller has not taken any of the following actions (or permitted any of the following events to occur) with respect to the Seller:

             (a) sold, assigned or transferred any portion of the Acquired Assets in a single transaction or series of related transactions in an amount in excess of $50,000, except in the ordinary course of business;

             (b) suffered any extraordinary losses (whether or not covered by insurance) material to the Seller;

             (c) declared or paid any dividends or made any distributions on the capital stock or other equity securities of the Seller or redeemed or purchased any shares of its capital stock or other equity securities of the Seller, except for dividends, distributions or redemptions paid solely in cash, cash equivalents and/or other short term liquid investments;

             (d) granted or amended any rights to severance benefits, "stay pay" or termination pay to any director, officer or other employee of the Seller or increased benefits payable or potentially payable to any such director, officer or other employee of the Seller under any previously existing severance benefits, "stay-pay" or termination pay arrangements, in each case (i) except as required by law and (ii) except as disclosed and agreed to by the Buyer;

             (e) made any capital expenditures or commitments therefor in an amount in excess of $500,000, except in the ordinary course of business or in accordance with the Seller's capital budget included in Section 2.6(e) of the Disclosure Schedule;

             (f) acquired any operating business, whether by merger, stock purchase or asset purchase;

             (g) incurred or guaranteed any indebtedness for borrowed money, except in the ordinary course of business;

             (h) entered into any employment, compensation or deferred compensation agreement (or any amendment to any such existing agreement) with any officer or other employee of the Seller whose annual base salary exceeds $100,000, except in the ordinary course of business;

             (i) materially amended the terms of any existing Seller Benefit Plan (as defined in Section 2.17(a)), except as required by law;

             (j) changed its accounting principles, methods or practices, except in each case to conform to changes in GAAP or applicable local generally accepted accounting principles; or

             (k) entered into any agreement or commitment with respect to any of the matters referred to in paragraphs (a) through (j) of this Section 2.6.

         2.7 Undisclosed Liabilities. To the knowledge of the Seller, the Seller does not have any material liability, except for (a) liabilities shown on the Most Recent Balance Sheet, (b) liabilities which have arisen since the Balance Sheet Date in the ordinary course of business, and (c) (i) contractual liabilities and (ii) other liabilities which arose in the ordinary course, in each case which are not required by GAAP to be reflected on a balance sheet.

         2.8 Tax Matters.

             (a) The Seller has filed or had filed on its behalf all material Tax Returns (as defined below) that it was required to file (separately or as part of a consolidated, combined or unitary group) and all such Tax Returns were correct and complete in all material respects. The Seller has paid (or had paid on its behalf) all Taxes (as defined below) that are shown to be due and payable on any such Tax Returns. The unpaid Taxes (other than any Taxes that constitute Excluded Liabilities) of the Seller for Tax periods through the Closing Date will not exceed the amount of Taxes included in the computation of the Kellwood Closing Net Worth Amount as shown in the Final Closing Statement. All Taxes (other than any Taxes that constitute Excluded Liabilities) that the Seller is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of this Agreement, "Taxes" means all taxes, including without limitation income, gross receipts, ad valorem, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, social security charges and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements, forms or other information required to be supplied to any local, state, federal or foreign taxing authority in connection with Taxes.

             (b) No examination or audit of any Tax Return of the Seller (or of any consolidated, combined or unitary group for a period for which the activities of the Seller were included on the Tax Return of such group) by any Governmental Entity is currently in progress. Neither the Seller (nor the members of any consolidated, combined or unitary group with which the Seller has filed group Tax Returns) has been notified in writing by any jurisdiction that the jurisdiction believes that the Seller was required to file any Tax Return (or the consolidated, combined or unity group with respect to which the Seller filed Tax Returns for any period was required to file any Tax Return for such period) that was not filed.

             (c) None of the Acquired Assets is subject to any lien for Taxes that would constitute a Security Interest.

             (d) At all times during the period commencing June 1, 1983 and continuing through December 29, 1999, for federal income tax purposes, the Seller was validly treated as an "S" corporation within the meaning of Section 1361(a) of the Code and was validly treated in a similar manner for purposes of the income tax laws of all states (other than Massachusetts) in which it has been subject to taxation.

             (e) At all times on and after December 30, 1999, for federal income tax purposes, the Seller has been validly treated as a "qualified subchapter S subsidiary" within the meaning of Section 1361(b)(3)(B) of the Code.

         2.9 Tangible Personal Property. The Seller has good title to, a valid leasehold interest in or a valid license or right to use, all of the tangible personal property reflected on the Most Recent Balance Sheet (other than property sold, consumed or otherwise disposed of in the ordinary course of business since the Balance Sheet Date), free and clear of all Security Interests. No equipment or tooling owned by the Seller is in the possession of any of the Seller's suppliers.

         2.10 Owned Real Property. The Seller does not own any real property.

         2.11 Leased Real Property. Section 2.11 of the Disclosure Schedule lists all real property leased or subleased to the Seller (the "Leased Real Property"). The Seller has made available to the Buyer complete and accurate copies of the leases and subleases (as amended to date) listed therein (the "Leases"). With respect to each such Lease:

             (a) the Lease is a valid and binding obligation of the Seller and, to the knowledge of the Seller, each other party to such Lease;

             (b) neither the Seller nor, to the knowledge of the Seller, any other party to the Lease is in material breach or default and, to the knowledge of the Seller, no event has occurred which, with notice or lapse of time or both, would constitute a material breach or default or permit termination, modification or acceleration thereunder; and

             (c) the Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold of the Lease.

         2.12 Intellectual Property.

             (a) Section 2.12(a) of the Disclosure Schedule lists all patents, patent applications, registered trademarks, trademark applications, domain names and copyright registrations that are owned by the Seller (the "Intellectual Property"). To the knowledge of the Seller, the Seller owns, or is licensed or otherwise possesses valid rights to use, the Intellectual Property.

             (b) The Seller has not been named in any pending suit, action or proceeding which involves a claim of infringement of any patents, trademarks, trade names, service marks or copyrights of any third party. To the knowledge of the Seller, the business of the Seller as presently conducted does not infringe any valid patents, trademarks, trade names, service marks or copyrights of any third party.

             (c) The Seller has performed in all material respects the obligations required to be performed by it under the terms of any agreement pursuant to which the Seller has rights in any Intellectual Property, and neither the Seller nor, to the knowledge of the Seller, any third party is in material default under any such agreement.

             (d) Other than rights and licenses granted in the ordinary course of business, the Seller has not granted to any third party any license or right to the commercial use of any of the Intellectual Property.

         2.13 Contracts.

             (a) Section 2.13(a) of the Disclosure Schedule lists all of the following contracts or agreements to which the Seller is a party as of the date of this Agreement (excluding Leases):

                 (i) any agreement (or group of related agreements with the same party) for the lease of personal property from or to third parties providing for lease payments the remaining unpaid balance of which is in excess of $50,000;

                 (ii) any agreement (or group of related agreements with the same party) for the purchase of products or services under which the undelivered balance of such products and services is in excess of $50,000, other than agreements executed in the ordinary course of business;

                 (iii) any agreement (or group of related agreements with the same party) which involves a payment to be made to the Seller in excess of $50,000, either pursuant to a contract with a customer of the Seller or pursuant to any other contract or agreement for the sale of goods and services outside of the ordinary course of business;

                 (iv) any agreement for the acquisition by the Seller of any operating business, whether by merger, stock purchase or asset purchase;

                 (v) any agreement establishing a partnership or joint venture;

                 (vi) any agreement (or group of related agreements with the same party) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness the outstanding balance of which is more than $50,000 or under which it has imposed a Security Interest on any of its material assets, tangible or intangible, except for Security Interests relating to any capitalized lease financing;

                 (vii) any agreement that prohibits the Seller from freely engaging in business anywhere in the world;

                 (viii) any agreement involving the Seller's executive officers, directors or employees providing annual base annual compensation at a rate in excess of $100,000; and

                 (ix) any severance, "stay pay" or termination agreement with any officer or other employee of the Seller;

provided, however, that no agreement referred to in clauses (i) through (ix) above need be disclosed unless the Seller currently has, or may in the future have, any rights or obligations thereunder.

             (b) The Seller has made available to the Buyer a complete and accurate copy of each contract and agreement listed in Section 2.13 of the Disclosure Schedule (the "Material Contracts"). Each Material Contract is a valid and binding obligation of the Seller and, to the knowledge of the Seller, of each other party thereto, except for any such failure that is not material.

         2.14 Entire Business. Except for the Excluded Assets and any Deferred Items, the Acquired Assets are, when utilized by a labor force substantially similar to that employed by the Seller on the date hereof, adequate to conduct the business of the Seller in all material respects as currently conducted.

         2.15 Litigation. Section 2.15 of the Disclosure Schedule lists, as of the date of this Agreement, each (a) judgment, order, decree, stipulation or injunction of any Governmental Entity specifically naming the Seller and (b) action, suit or proceeding by or before any Governmental Entity to which the Seller is a party.

         2.16 Employment Matters.

             (a) Contracts. Section 2.16(a) of the Disclosure Schedule contains an accurate and complete list of all material agreements, arrangements or understandings, written or oral, with officers, directors and employees (having an annual salary in excess of $100,000) of Seller, regarding services to be rendered, terms and conditions of employment, and compensation (the "Employment Contracts").

             (b) Compensation. Section 2.16(b) of the Disclosure Schedule contains an accurate and complete list of all employees of Seller, including name, title or position (with respect to those employees earning in excess of $80,000 per year), the present annual compensation (including bonuses, commissions and deferred compensation), years of service and any interests in any incentive compensation plan (other than the Seller's 401(k) Plan). Section 2.16(b) of the Disclosure Schedule contains an accurate and complete list of each employee who may become entitled to receive supplementary retirement benefits or allowances, whether pursuant to a contractual obligation or otherwise, and the estimated amounts of the payments. Since December 31, 2001, except as disclosed in Section 2.16(b) of the Disclosure Schedule, the Seller has not (i) approved, paid, or made any accrual or arrangement for the payment of any material amount of bonuses or special compensation of any kind, including any severance or termination pay, to any present or former officer or employee,
(ii) made any general wage or salary increases (other than any increases in connection with annual reviews) or (iii) materially increased or altered any other benefits or insurance provided to any employee.

             (c) Disputes. There are no claims pending or threatened in writing involving any group of employees, on the one hand, and the Seller, on the other hand. Since January 1, 2002, the Seller has not suffered or sustained any work stoppage and no work stoppage is threatened in writing. To the Seller's knowledge, no union organizing or election activities involving any nonunion employees of Seller are in progress or threatened.

             (d) Compliance. The Seller has complied in all material respects with all applicable laws, statutes, codes, ordinances, licensing requirements, rules and regulations relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, record keeping, occupational health and safety, severance, collective bargaining and the payment of social security and other taxes.

             (e) WARN Act. The Seller is in material compliance with the Worker Adjustment and Retraining Notification Act (the "WARN Act", codified at 29 USC ss.2101 et seq.), including the prompt and correct furnishing of all notices required to be given thereunder in connection with any "plant closing" or "mass layoff" to "affected employees", "representatives" and any state dislocated worker unit and local government officials. No reduction in the notification period under the WARN Act is being relied upon by the Seller. Section 2.16(e) of the Disclosure Schedule contains an accurate and complete list of all employees terminated (except for cause, voluntarily departure or normal retirement), laid off or subjected to a reduction of more than 50% in hours or work during the two full months and the partial month preceding the date of this Agreement.

             (f) Officers, Director and Key Employees. Section 2.16(f) of the Disclosure Schedule contains (i) all wage and salary increases above 8%, bonuses and increases above 5% in any other direct or indirect compensation received by officers, directors or the Controller of the Seller since December 31, 2001,
(ii) any payments or commitments of the Seller to pay any severance or termination pay to any such persons, (iii) any accrual for, or any commitment or agreement by the Seller to pay, such increases, bonuses or pay, and (iv) any bonuses or payment that would be payable to any employee, consultant, agent or other representative of the Seller (A) as an inducement for such person to not terminate his or her relationship with the Business or (B) as a result of the transactions contemplated hereby.

         2.17    Employee Benefits.

             (a) Section 2.17(a) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to, by the Seller (the "Seller Benefit Plans") . For purposes of this Agreement, "Employee Benefit Plan" means (i) any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) other than a "multiemployer plan" (as defined in
Section 4001(a)(3) of ERISA) (a "Multiemployer Plan"), (ii) any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and (iii) to the extent applicable to more than one employee, any other written or oral plan, agreement or arrangement involving compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation, or fringe benefits, but excluding any Employee Benefit Plan required to be maintained or contributed to under foreign law. For purposes of this Agreement, "ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code),
(ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under
Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Seller. Complete and accurate copies of all Seller Benefit Plans and all material related trust agreements, insurance contracts and summary plan descriptions have been made available to the Buyer.

             (b) The Seller Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Seller Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, or the period for obtaining such a determination letter has not yet closed.

             (c) Neither the Seller nor any ERISA Affiliate has ever maintained or been required to contribute to any Employee Benefit Plan subject to Title IV of ERISA or to any Multiemployer Plan.

             (d) No act or omission has occurred and no condition exists with respect to any Seller Benefit Plan maintained by the Seller or any ERISA Affiliate that would subject the Seller or the Buyer to any material fine, penalty, Tax or liability of any kind imposed under ERISA or the Code (other than liabilities for benefits accrued under Seller Benefit Plans for Employees).

             (e) There are no material unfunded obligations under any Seller Benefit Plan providing welfare benefits after termination of employment to any Employee (or to any beneficiary of any such employee), excluding continuation of health coverage required to be continued under Section 4980B of the Code or other similar applicable laws.

         2.18    Environmental Matters.

             (a) For purposes of this Agreement, the following terms have the meanings provided below.

                 (i) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the Environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Materials of Environmental Concern).

                 (ii) "Environment" means any surface water, ground water, drinking water supply, land surface or subsurface strata, or ambient air.

                 (iii) "Materials of Environmental Concern" means any hazardous substance, pollutant or contaminant, as those terms are defined under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), solid waste and hazardous waste, as those terms are defined in the Federal Resource Conservation and Recovery Act (as in effect on the date of this Agreement) and oil, petroleum and petroleum products.

                 (iv) "Environmental Law" means any foreign, federal, state, provincial, or municipal statute, rule or regulation as in effect on the Closing Date relating to the protection of the Environment or occupational health and safety, including, without limitation, any statute or regulation pertaining to
(A) the presence, manufacture, processing, use, treatment, storage, disposal, transportation, handling or generation of Materials of Environmental Concern;
(B) air, water and noise pollution; (C) groundwater and soil contamination; or
(D) the Release or threatened Release of Materials of Environmental Concern to the Environment.

                 (v) "Environmental Matters" means any legal obligation or liability arising under Environmental Law.

                 (vi) "Off-Site Liabilities" means Environmental Matters resulting from any transportation, treatment, storage, disposal or Release, or the arrangement therefor, in connection with the Seller of any Materials of Environmental Concern, to or at any property, location, site or facility other than a Leased Real Property.

             (b) To the knowledge of the Seller, except as described or identified in Section 2.18(b) of the Disclosure Schedule or in a document listed in Section 2.18(b) of the Disclosure Schedule:

                 (i) the Seller's operations at the Leased Real Property are in compliance in all material respects with applicable Environmental Laws;

                 (ii) there is no pending civil or criminal litigation, written notice of violation or formal administrative proceeding, investigation or claim that is material relating to any Environmental Law involving any of the Leased Real Property or any property formerly owned or operated by the Seller; and

                 (iii) the Seller has those material permits, licenses and approvals required under Environmental Law to operate the Leased Real Property as currently operated by the Seller; and

                 (iv) no Materials of Environmental Concern have been Released by the Seller at any Leased Real Property in violation of applicable Environmental Law, except for any such Release that that is not material.

             (c) The Parties agree that the only representations and warranties of the Seller herein as to any Environmental Matters or any other obligation or liability with respect to Matters of Environmental Concern are those contained in this Section 2.18. Without limiting the generality of the foregoing, the Buyer specifically acknowledges that the representations and warranties contained in Sections 2.15, 2.19 and 2.20 do not relate to Environmental Matters.

         2.19 Legal Compliance. The Seller is in compliance in all material respects with all applicable laws (including rules and regulations thereunder) of any federal, state or foreign government, or any Governmental Entity, currently in effect. The Seller has not received written notice of any pending material action, suit, proceeding, hearing, investigation, claim, demand or notice alleging any failure to so comply.

         2.20 Permits. Section 2.20 of the Disclosure Schedule lists all material permits, licenses, franchises or authorizations from any Governmental Entity issued to or held by the Seller (collectively, the "Permits"). To the knowledge of the Seller, (a) each Permit listed in Section 2.20 of the Disclosure Schedule is in full force and effect and the Seller is not in material violation of or material default under any Permit and (b) no suspension or cancellation of any such Permit has been threatened in writing.

         2.21 Accounts Receivable. Section 2.21 of the Disclosure Schedule contains an accurate and complete aging of all outstanding accounts receivable of the Seller as of November 30, 2002 (the "Accounts Receivable"). All outstanding accounts receivable reflected on the Financial Statements arose in the ordinary course of business as a result of bonafide transactions and will be collectible (or insured) in full, net of appropriate reserves. Except as set forth in Section 2.21 of the Disclosure Schedule, no receivables are subject to prior assignment, claim, lien or security interest.

         2.22 Banking Relationships and Investments. Section 2.22 of the Disclosure Schedule contains an accurate and complete list of all banks and financial institutions in which the Seller has an account, deposit, safe-deposit box, or lock box related to the Business, including the names of all persons authorized to draw on those accounts or deposits, or to obtain access to such boxes. Section 2.22 of the Disclosure Schedule contains an accurate and complete list of all certificates of deposit, debt or equity securities and other investments owned, beneficially or of record, by the Seller.

         2.23 Inventory. All inventories reflected on the Financial Statements delivered to Buyer are properly valued at the lower of cost or market value in accordance with GAAP as consistently applied with the Seller's prior annual financial statements.

         2.24 Transactions with Affiliates. Except as set forth in Section 2.24 of the Disclosure Schedule, since January 1, 2002, there has not been any dividend or other distribution of assets by the Seller. Except as set forth in
Section 2.24 of the Disclosure Schedule, no Affiliate of the Seller:

             (a) owns, directly or indirectly, any debt, equity or other interest or investment in any corporation, association or other entity which is a competitor, lessor, lessee, customer, supplier or distribution sales agent of the Business;

             (b) has any cause of action or other claim whatsoever against or owes any material amount to the Seller, or is owed any material amount by the Seller;

             (c) has any interest in or owns any property or right used in the conduct of the Business;

             (d) is a party to any contract, lease, agreement, arrangement or commitment used in the Business; or

             (e) has received from or furnished to the Seller any goods or services (with or without consideration) since December 31, 2001.

         The term "Affiliate" shall mean, with respect to any person, any individual or entity which controls, or is controlled by, or is under common control with such person.

         2.25 Insurance. Section 2.25 of the Disclosure Schedule contains an accurate and complete list of all binders, policies of insurance, self insurance programs or fidelity bonds ("Insurance") maintained by the Seller or in which the Seller is a named insured. To the Seller's knowledge, there are no pending or asserted claims against any Insurance as to which any insurer has denied liability and there are no claims under any Insurance that have been disallowed or improperly filed. Section 2.25 of the Disclosure Schedule sets forth the claims experience for the last two full fiscal years and the interim period through the date hereof with respect to the Business (both insured and self-insured). No notice of cancellation or non-renewal with respect to, or material increase of premium for, any insurance has been received by the Seller.

         2.26 Customers and Suppliers.

             (a) All sales contracts and orders with customers and suppliers existing as of the Closing Date were entered into by or on behalf of the Seller and were entered into in the ordinary course of business for usual quantities.
Section 2.26 of the Disclosure Schedule sets forth an accurate and complete list of the 10 largest customers and 10 largest vendors of the Business, determined on the basis of revenues from items sold (with respect to customers) or costs of items purchased (with respect to suppliers) for each of the fiscal years ended December 31, 2001 and December 31, 2000. The Seller is not aware that any customer or supplier listed in Section 2.26 of the Disclosure Schedule will cease to do business with the Buyer after the consummation of any transactions contemplated hereby. Since December 31, 2001, there has been no cancellation of backlogged orders in excess of the average rate of cancellation prior to that date.

             (b) Neither the Seller nor any of its officers or employees has, directly or indirectly, given or agreed to give any rebate, gift or similar benefit to any supplier, customer, distributor, broker, governmental employee or other person, who was, is or may be in a position to help or hinder the business (or assist in connection with any actual or proposed transaction) which could subject the Seller or the Buyer to any material damage or penalty in any civil, criminal or governmental litigation or proceeding.

             (c) Except as set forth in Section 2.26(c) of the Disclosure Schedule, prior to the announcement of the transactions contemplated by this Agreement, (i) no person listed therein has threatened in writing to cancel or otherwise terminate the relationship of the person with Seller within the last 12 months, and (ii) no person during the last twelve months has decreased materially or threatened in writing to decrease or limit materially, its supplies to the Seller or its purchase of the Seller's products. Except as set forth in Section 2.26(c) of the Disclosure Schedule, there is no purchase commitment which provides that any supplier will be the exclusive supplier of the Seller. There is no material purchase commitment requiring the Seller to purchase the entire output of a supplier.

         2.27 Product Warranty. The Seller manufactured, marketed, distributed, shipped and sold its product in material compliance with all applicable laws. The Seller's products are not subject to any express warranties. The annual dollar value of product warranty experience for each of the last three (3) years was under $10,000 per year.

         2.28 Product Liability. Section 2.28 of the Disclosure Schedule contains an accurate and complete list of all existing claims, for the three (3) years prior to the date hereof, arising from or alleged to arise from any injury to person or property or economic damage as a result of the ownership, possession or use of any product manufactured, marketed, distributed, shipped or sold prior to the Closing Date. There have been no product recalls, and none has been threatened in writing or is pending, and to the knowledge of the Seller, no report has been filed or is required to have been filed with respect to any products of the Business under the Consumer Products Safety Act, as amended, or under any other law, rule or regulation.

         2.29 No Broker. The Seller has not retained any broker, finder or agent or incurred any liability or obligation for any brokerage fees, commissions, or finders fees with respect to this Agreement or the transaction contemplated hereby.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Seller that the statements contained in this Article III are true and correct as of the date hereof. For purposes of this Agreement, the phrase, "to the knowledge of the Buyer" or any phrase of similar import shall mean and be limited to the actual knowledge of executive officers of the Guarantor after inquiry of their direct reports.

         3.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

         3.2 Authority. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it will be a party and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer of this Agreement and such Ancillary Agreements and the consummation by the Buyer of the transactions contemplated hereby and thereby have been validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been, and such Ancillary Agreements will be, validly executed and delivered by the Buyer and, assuming this Agreement and each such Ancillary Agreement constitutes the valid and binding obligation of the Seller, constitutes or will constitute a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

         3.3 Capitalization of Guarantor.

             (a) The authorized capital stock of the Guarantor consists of 50,000,000 shares of common stock, par value $.01 per share (the "Kellwood Common Stock"), and 500,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of January 21, 2003, there were (i) 25,575,144 shares of Kellwood Common Stock issued and outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, (ii) 2,032,053 shares of Kellwood Common Stock reserved for issuance in connection with equity awards granted or permitted to be granted pursuant to the Guarantor's stock option plans or upon the exercise of stock options granted or permitted to be granted pursuant to the Guarantor's stock option plans, and
(iii) 6,666,697 shares of Kellwood Common Stock are held in treasury. As of the date hereof, no shares of Preferred Stock were issued and outstanding. The Guarantor owns directly all of the authorized and outstanding shares of capital stock of the Buyer and there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Buyer relating to the issued or unissued capital stock of the Buyer.

             (b) The shares of Kellwood Common Stock to be issued to the Seller pursuant to Section 1.2 (the "Consideration Shares") will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable and will have been issued in compliance with all applicable securities laws and regulations and applicable contracts.

             (c) When issued in accordance with this Agreement, (i) all of the Consideration Shares shall be free from any restriction on transfer other than restrictions arising under the Securities Act and any similar state securities laws, (ii) none of the certificates representing ownership of the Consideration Shares shall bear any restrictive legends, and (iii) neither the Guarantor nor the Buyer shall issue instructions to the transfer agent for the Kellwood Common Stock contrary to the foregoing, subject, in the case of the preceding clauses
(ii) and (iii), to any legends required pursuant to Rule 145 under the Securities Act.

         3.4 Noncontravention. Subject to compliance with the applicable requirements of the Hart-Scott-Rodino Act and applicable foreign antitrust or trade regulation laws, neither the execution and delivery by the Buyer of this Agreement or the Ancillary Agreements to which the Buyer will be a party, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, will:

             (a) conflict with or violate any provision of the charter or bylaws of the Buyer;

             (b) require on the part of the Buyer or the Guarantor any filing with, or permit, authorization, consent or approval of, any Governmental Entity, except for any filing, permit, authorization, consent or approval which if not obtained or made would not reasonably be expected to result in a Buyer Material Adverse Effect (as defined below);

             (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate or modify, or require any notice, consent or waiver under, any contract or agreement to which the Buyer is a party or by which the Buyer is bound, except for (i) any conflict, breach, default, acceleration or right to terminate or modify that would not reasonably be expected to result in a Buyer Material Adverse Effect, (ii) any notice, consent or waiver the absence of which would not reasonably be expected to result in a Buyer Material Adverse Effect, or
(iii) the Buyer's Credit Facility, which approval thereunder has been obtained and delivered to the Seller; or

             (d) violate any order, writ, injunction or decree specifically naming, or statute, rule or regulation applicable to, the Buyer or any of its properties or assets, except for any violation that would not reasonably be expected to result in a Buyer Material Adverse Effect.

For purposes of this Agreement, "Buyer Material Adverse Effect" means any change, effect or circumstance that (i) is materially adverse to the financial condition or results of operations of the Guarantor as a whole (other than changes, effects or circumstances that are the result of economic factors affecting the economy as a whole or that are the result of factors generally affecting the industry or specific markets in which the Guarantor competes) or
(ii) materially impairs the ability of the Buyer or the Guarantor to consummate the transactions contemplated by this Agreement; provided, however, that a "Buyer Material Adverse Effect" shall not include any adverse change, effect or circumstance (I) arising out of or resulting primarily from actions contemplated by the Parties in connection with this Agreement, or (II) that is attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement.

         3.5 Compliance. Except as set forth in the SEC Reports (as defined in Section 3.6), each of the Guarantor and its subsidiaries (i) is in compliance with all laws applicable to the Guarantor or any of its subsidiaries or by which any property or asset of the Guarantor or any of its subsidiaries is bound or affected, and (ii) is not in default or violation of any notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises, or other instruments or obligations to which the Guarantor or any of its subsidiaries is a party or by which the Guarantor or any of its subsidiaries or any property or asset of the Guarantor or any of its subsidiaries is bound or affected, except for any such noncompliance, conflicts, defaults or violations pursuant to (i) or (ii) above that would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

         3.6 SEC Reports and Financial Statements.

             (a) The Guarantor has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 30, 2002 (collectively, together with all financial statements included or incorporated by reference therein, the "SEC Reports"). All SEC Reports (other than the "Statements Under Oath of Principal Executive Officer and Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings" filed with the SEC on August 29, 2002) have been filed electronically via the SEC's EDGAR filing system. The SEC Reports (i) were prepared, in all material respects, in accordance with the applicable requirements of the Securities Act and the Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the Guarantor's subsidiaries is required to file any form, report or other document with the SEC.

             (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports complies as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X promulgated by the SEC) and each fairly presented in all material respects (subject to, in the case of the unaudited statements, to normal, recurring audit adjustments, none of which are material) the consolidated financial position, results of operations, stockholders' equity and cash flows of the Guarantor and its subsidiaries at the respective dates thereof and for the respective periods indicated therein.

             (c) At the date of the most recent audited financial statements of the Guarantor included in the SEC Reports, neither the Guarantor nor any of its subsidiaries had, and since such date neither the Guarantor nor any of its subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent, determinable or otherwise) which, individually or in the aggregate, would be required to be disclosed in a balance sheet (or the footnotes thereto) of the Guarantor prepared in accordance with GAAP except liabilities expressly incurred in connection with the transactions contemplated by this Agreement and liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. Except as set forth in the SEC Reports, since January 30, 2002, there has not been any material change in accounting methods, principles or practices (or any disagreement with the Company's independent public accountants with respect to such methods, principles or practices) employed by the Guarantor (except insofar as such change may be required by a change in GAAP).

             (d) The Guarantor's registration statement on Form S-4 filed with the SEC on October 3, 2002 (Commission File No. 333-100297) (the "Form S-4") has been declared effective by the SEC and no stop order suspending the effectiveness of the Form S-4 has been issued and no proceeding for that purpose has been initiated or threatened in writing by the SEC or its staff.

             (e) Since January 1, 2003, the Guarantor has not announced publicly or declared any dividends payable with respect to the Kellwood Common Stock or set any record dates with respect to any such dividends.

             (f) Neither the Buyer nor any affiliates of the Buyer has provided to the Seller or any affiliates of the Seller any material, non-public information relating to the Buyer and/or any of its affiliates.

         3.7 Information Supplied. None of the information supplied by or on behalf of the Guarantor or the Buyer specifically for inclusion or incorporation by reference in the Form S-4 or the prospectus included in the Form S-4 (the "Base Prospectus") contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         3.8 Litigation. Except in each case as disclosed in the SEC Reports, there are no investigations, actions, suits, claims or legal, administrative or arbitratorial proceedings pending or, to the knowledge of the Buyer, threatened against the Guarantor or any of its subsidiaries and there are no judgments, orders, injunctions, decrees, stipulations or awards (whether entered by a court, administrative agency, or by arbitration), against or relating to the Guarantor or any of its subsidiaries, which, if adversely determined, would reasonably be expected to have a Buyer Material Adverse Effect.

         3.9 Financing. The Buyer has, and at the Closing will have, sufficient sources of financing in order to consummate the transactions contemplated by the Agreement and to fulfill its obligations hereunder, including without limitation payment to the Seller of the Purchase Price at the Closing.

         3.10 Solvency. Immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by the Guarantor or the Buyer or any of their Affiliates in order to effect the transactions contemplated by this Agreement, each of the Guarantor and the Buyer shall be able to pay its debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by the Guarantor or the Buyer or any of their Affiliates in order to effect the transactions contemplated by this Agreement, each of the Guarantor and the Buyer shall have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement and the closing of any financing to be obtained by the Guarantor or the Buyer or any of their Affiliates in order to effect the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Buyer.

         3.11 Measurement Period. At all times from the period covering five (5) trading days prior to the first day of the Measurement Period through the Closing Date, all of the representations and warranties of the Buyer set forth in Sections 3.3 through 3.10 hereof shall be true and correct without taking into account any SEC Reports filed during the Measurement Period, the 5-day period preceding the Measurement Period and the period after the Measurement Period through the Closing Date.

         3.12 Due Diligence by the Buyer. The Buyer acknowledges that it has conducted to its satisfaction an independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Seller and, in making its determination to proceed with the transactions contemplated by this Agreement, the Buyer has relied solely on the results of its own independent investigation and the representations and warranties of the Seller set forth in Article II, including the Disclosure Schedule and other Schedules hereto (and any updates thereto). Such representations and warranties by the Seller constitute the sole and exclusive representations and warranties of the Seller to the Buyer in connection with the transactions contemplated hereby, and the Buyer acknowledges and agrees that the Seller is not making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement, including any implied warranty as to condition, merchantability, or suitability as to any of the Acquired Assets and it is understood that the Buyer takes the Acquired Assets as is and where is (subject to the benefit of the representations warranties set forth in this Agreement). The Buyer further acknowledges and agrees that, except as expressly set forth in Article II hereof, any cost estimates, projections or other predictions that may have been provided to the Buyer or any of its employees, agents or representatives are not representations or warranties of the Seller or any of its Affiliates. The Buyer has no knowledge that any of the representations and warranties of the Seller in this Agreement is not true and correct, and the Buyer has no knowledge of any errors in, or omissions from, the Disclosure Schedule or other Schedules.

                                   ARTICLE IV
                              PRE-CLOSING COVENANTS

                  4.1 Closing Efforts; Hart-Scott-Rodino Act.

             (a) Subject to the terms hereof, including Section 4.1(b), each of the Parties shall use reasonable commercial efforts to take all actions and to do all things reasonably necessary or advisable to consummate the transactions contemplated by this Agreement, including using reasonable commercial efforts to: (i) obtain all waivers, permits, consents, approvals or other authorizations from Governmental Entities and other third parties (the "Third Party Consents"),
(ii) effect all registrations, filings and notices with or to Governmental Entities (the "Governmental Filings") and (iii) otherwise comply in all material respects with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement. The Buyer shall bear any out-of-pocket costs associated with obtaining such Third Party Consents. Each Party shall promptly notify the other Party of any fact, condition or event known to it that would reasonably be expected to prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement.

             (b) Without limiting the generality of the foregoing, each Party shall (or shall cause the appropriate Affiliate thereof to) (i) promptly file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, (ii) use reasonable commercial efforts to obtain an early termination of the applicable waiting period under the Hart-Scott-Rodino Act, (iii) make any further filings or information submissions pursuant thereto that may be reasonably necessary or advisable and (iv) promptly make any filings or submissions required under any applicable foreign antitrust or trade regulation law. Each Party shall use reasonable commercial efforts to resolve any objections that may be asserted by any Governmental Entity with respect to the transactions contemplated hereby, and shall cooperate with each other to contest any challenges to the transactions contemplated hereby by any Governmental Entity. Each Party shall promptly inform the other of any material communication received by such Party from the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other Governmental Entity regarding any of the transactions contemplated hereby (unless the provision of such information would (i) violate the provisions of any applicable laws or regulations (including without limitation those relating to security clearance or export controls) or any confidentiality agreement or (ii) cause the loss of the attorney-client privilege with respect thereto).

         4.2 Operation of Seller.

             (a) Except as contemplated by this Agreement, during the period from the date of this Agreement until the Closing Date, the Seller shall use reasonable commercial efforts to, conduct its operations in the ordinary course, and preserve the Business, the Acquired Assets and the reputation of the Business. Without limiting the generality of the foregoing, prior to the Closing, the Seller shall not, without the written consent of the Buyer:

                 (i) authorize, issue, sell or transfer any capital stock of the Seller or any other securities of the Seller, including any securities convertible or exercisable into or exchangeable for any capital stock or other securities of, or any warrants, options or other rights to acquire any capital stock or other securities of the Seller;

                 (ii) change or authorize any change in the charter or by-laws of the Seller;

                 (iii) merge or consolidate the Seller with any other person or entity;

                 (iv) sell, assign or transfer any portion of the Acquired Assets in a single transaction or series of related transactions in an amount in excess of $50,000, except for sales in the ordinary course of business;

                 (v) incur or guarantee any indebtedness for borrowed money, except in the ordinary course of business;

                 (vi) grant any rights to severance benefits, "stay pay" or termination pay to any Employee or increase by more than eight percent (8%) the compensation or other benefits payable or potentially payable to any Employee under any previously existing severance benefits, "stay-pay" or termination pay arrangements;

                 (vii) make any capital expenditures or commitments therefor in an amount in excess of $500,000 in the aggregate, except in the ordinary course of business or in accordance with the Seller's capital expenditure budget included in the Disclosure Schedule;

                 (viii) acquire any operating business, whether by merger, stock purchase or asset purchase (except as provided in Section 4.6);

                 (ix) enter into any employment, compensation or deferred compensation agreement (or any amendment to any such existing agreement) with any Employee whose annual base salary exceeds $100,000, except in the ordinary course of business;

                 (x) materially amend the terms of any existing Seller Benefit Plan, except as required by law;

                 (xi) change its accounting principles, methods or practices except in each case to conform to changes in GAAP;

                 (xii) enter into any contract or agreement outside the ordinary course of business;

                 (xiii) materially amend or terminate a Material Contract, except in the ordinary course of business;

                 (xiv) cancel or fail to renew any insurance policies on the Acquired Assets or the Business;

                 (xv) fail to maintain its books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years;

                 (xvi) declare, set aside or pay any dividend or make any other distribution with respect to the capital stock of the Seller; or

                 (xvii) agree in writing or otherwise to take any of the foregoing actions.

             (b) Notwithstanding the limitations set forth in paragraph (a) above, the Seller shall be permitted to (i) accept capital contributions and loans from any of the Seller's Affiliates and (ii) use any and all cash, cash equivalents and other short term liquid investments to make dividends, distributions or other payments to the sole shareholder of the Seller or any of the Seller's Affiliates. The Buyer agrees that prior to the Closing, the Seller shall be permitted to pay a dividend to the sole shareholder of the Seller of all of the Seller's cash, cash equivalents and other short-term liquid investments, which dividend shall not be a breach of any representation, warranty, covenant or other agreement of the Seller contained in this Agreement. The permitted dividends and distributions in the prior two sentences may not exceed an amount equal to the Seller's year 2002 earnings plus the Seller's earnings from January 1, 2003 through the Closing Date.

         4.3 Access.

             (a) Prior to the Closing, the Seller shall permit the representatives of the Buyer to have access (at reasonable times, on reasonable prior written notice and in a manner so as not to interfere with the normal business operations of the Seller) to the premises, properties, financial and accounting records, contracts, and other records and documents, of or pertaining to the Seller. Notwithstanding the foregoing, the Seller shall not be obligated
(i) to provide any information, documents or access to any person unless the Buyer is responsible, pursuant to the terms of the confidentiality letter agreement dated March 22, 2002 between the Buyer and the Seller (the "Confidentiality Agreement"), for the use and disclosure of any information obtained by such person from the Seller, or such person enters into a confidentiality agreement with the Seller on the terms that are substantially the same as those set forth in the Confidentiality Agreement or (ii) to provide any information, documents or access that would (A) violate the provisions of any applicable laws or regulations (including without limitation those relating to security clearance or export controls) or any confidentiality agreement to which it is a party or (B) cause the loss of the attorney-client privilege with respect thereto. Prior to the Closing, the Buyer and its representatives shall not contact or communicate with the employees, customers and suppliers of the Seller in connection with the transactions contemplated by this Agreement, except with the prior consent of the Seller.

             (b) The Buyer and the Seller acknowledge and agree that the Confidentiality Agreement remains in full force and effect and that information provided by the Seller or any of the Seller's Affiliates to the Buyer pursuant to this Agreement prior to the Closing shall be treated in accordance with the Confidentiality Agreement. If this Agreement is terminated prior to the Closing, the Confidentiality Agreement shall remain in full force and effect in accordance with its terms. If the Closing occurs, the Confidentiality Agreement shall terminate effective as of the Closing.

             (c) Notwithstanding any provision of this Agreement to the contrary, the Buyer and its representatives shall not have any access at any time prior to the Closing to any information regarding pending or proposed bids for new contracts or subcontracts or any related information where the Buyer or an Affiliate of the Buyer also has submitted or intends to submit a bid for such contract or subcontract.

         4.4 Exclusivity. The Seller shall not, and shall use its best efforts to cause its Affiliates and each of their respective officers, directors, employees, representatives and agents not to, (i) initiate, solicit or encourage any proposal, offer or discussion with any party (other than the Buyer) concerning any merger, business combination, sale of stock or sale of assets (other than sales of assets in the ordinary course of business) involving the Business, or (ii) engage in discussions or negotiations with any party (other than the Buyer) concerning any such transaction.

         4.5 Schedules. The Seller shall be entitled to submit to the Buyer, from time to time between the date hereof and the Closing Date, written updates to the Disclosure Schedule and other Schedules hereto disclosing any events or developments that occurred or any information learned between the date of this Agreement and the Closing Date. The Seller's representations and warranties contained in this Agreement shall be construed for all purposes of this Agreement (including without limitation Section 5.1, Article VI and Article VII) in accordance with the Disclosure Schedule and other Schedules hereto, as so updated; provided that the Buyer shall have the right to terminate this Agreement as a result of any such update to the Disclosure Schedule and other Schedules hereto to the extent provided in Section 7.1(c).

         4.6 Related Entity. The sole shareholder of the Seller owns all of the outstanding capital stock of Atgo, Inc. ("Atgo"), a single purpose entity formed solely to place newspaper advertisements for the Seller. The Seller has made payments to Atgo solely for purposes of satisfying Atgo's obligations for such newspaper advertisements. Payments to Atgo have been less than $50,000 in each of the last two years. The sole shareholder of the Seller will retain or dissolve Atgo and, in any event, will cause Atgo to cease doing business with the Business.

         4.7 Certain Tax Certifications. Prior to the Closing, the Buyer shall provide the Seller with appropriate resale exemption certificates, exempt use certificates, and other similar Tax documentation relating to the Business or the Acquired Assets.

         4.8 NYSE Listing. The Guarantor shall cause the Consideration Shares to be listed on the NYSE, subject to official notice of issuance, on or prior to the Closing Date.

                                   ARTICLE V
                         CONDITIONS PRECEDENT TO CLOSING

         5.1 Conditions to Obligations of the Buyer. The obligation of the Buyer to consummate the transactions to be consummated at the Closing is subject to the satisfaction (or waiver by the Buyer) of the following conditions:

             (a) the representations and warranties of the Seller set forth in
Article II shall be true and correct as of the Closing Date as if made as of the Closing Date, except (i) for changes contemplated or permitted by this Agreement, (ii) for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date, subject to clause (iii) below), and (iii) where the failure of the representations and warranties to be true and correct would not reasonably be expected to result, in the aggregate, in a Seller Material Adverse Effect (it being agreed that any materiality qualification in a representation and warranty shall be disregarded in determining whether any such failure would reasonably be expected to result in a Seller Material Adverse Effect for purposes of this clause (iii));

             (b) the Seller shall have performed or complied with the agreements and covenants required to be performed or complied with by it under this Agreement as of or prior to the Closing, except where the failure to so perform or comply would not reasonably be expected to result in a Seller Material Adverse Effect;

             (c) there shall not have occurred any change, effect, event, occurrence, condition or development that is, or is reasonably likely to be, materially adverse to the Business or to the Seller's results of operations, financial condition or assets, taken as a whole; other than any change, effect, event, occurrence, condition or development relating to or arising out of (i) economic factors affecting the economy as a whole, (ii) factors generally affecting the industry or specific markets in which the Seller competes or (iii) this Agreement or the transaction contemplated hereby or the announcement thereof;

             (d) no action, suit or proceeding shall be pending by or before any Governmental Entity seeking to prevent consummation of the transactions contemplated by this Agreement and no judgment, order, decree, stipulation or injunction enjoining or preventing the consummation of the transactions contemplated by this Agreement shall be in effect;

             (e) the Seller shall have delivered to the Buyer a certificate (the "Seller Certificate") to the effect that each of the conditions specified in clauses (a) through (d) (insofar as clause (d) relates to an action, suit or proceeding involving, or a judgment, order, decree, stipulation or injunction against, the Seller) of this Section 5.1 is satisfied;

             (f) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act and applicable foreign antitrust or trade regulation laws shall have expired or otherwise been terminated, except (in the case of foreign antitrust or trade regulation laws) where the consummation of the transactions contemplated by this Agreement before the expiration or other termination of any such waiting period under applicable foreign antitrust or trade regulation law would not reasonably be expected to result in a Seller Material Adverse Effect;

             (g) the Seller shall have obtained (or caused to be obtained) all of the Third Party Consents and effected all of the Governmental Filings which are required on the part of the Seller to consummate the transactions contemplated by this Agreement, except for those Third Party Consents and Governmental Filings, which, if not obtained or effected would not in the aggregate reasonably be expected to result in a Seller Material Adverse Effect;

             (h) each Beneficial Owner shall have executed and delivered a guaranty agreement in substantially the form attached as Exhibit J-1, and the sole shareholder of the Seller and its beneficial owners shall have executed and delivered a collection guaranty in substantially the form attached as Exhibit J-2;

             (i) the Seller shall have delivered to the Buyer an opinion of the Seller's counsel in substantially the form attached as Exhibit H;

             (j) the Seller shall have executed and delivered each of the Ancillary Agreements to which it is a party; and

             (k) the Seller shall have delivered to the Buyer such other customary certificates as the Buyer shall reasonably request in connection with the Closing.

         5.2 Conditions to Obligations of the Seller. The obligation of the Seller to consummate the transactions to be consummated at the Closing is subject to the satisfaction (or waiver by the Seller) of the following conditions:

             (a) the representations and warranties of the Buyer set forth in
Article III shall be true and correct as of the Closing Date as if made as of the Closing Date, except (i) for changes contemplated or permitted by this Agreement, (ii) for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date, subject to clause (iii) below), and (iii) where the failure of the representations and warranties to be true and correct would not reasonably be expected to result, in the aggregate, in a Buyer Material Adverse Effect (it being agreed that any materiality qualification in a representation and warranty shall be disregarded in determining whether any such failure would reasonably be expected to result in a Buyer Material Adverse Effect for purposes of this clause (iii));

             (b) the Buyer shall have performed or complied with its agreements and covenants required to be performed or complied with by it under this Agreement as of or prior to the Closing, except where the failure to so perform or comply would not reasonably be expected to result in a Buyer Material Adverse Effect;

             (c) there shall not have occurred any change, effect, event, occurrence, condition or development that is, or is reasonably likely to be, materially adverse to the business of the Guarantor or to the Guarantor's results of operations, financial condition or assets, taken as a whole; other than any change, effect, event, occurrence, condition or development relating to or arising out of (i) economic factors affecting the economy as a whole, (ii) factors generally affecting the industry or specific markets in which the Guarantor competes or (iii) this Agreement or the transaction contemplated hereby or the announcement thereof;

             (d) no action, suit or proceeding shall be pending by or before any Governmental Entity seeking to prevent consummation of the transactions contemplated by this Agreement and no judgment, order, decree, stipulation or injunction enjoining or preventing consummation of the transactions contemplated by this Agreement shall be in effect;

             (e) the Buyer shall have delivered to the Seller a certificate (the "Buyer Certificate") to the effect that each of the conditions specified in clauses (a) through (d) (insofar as clause (d) relates to an action, suit or proceeding involving, or a judgment, order, decree, stipulation or injunction against, the Buyer) of this Section 5.2 is satisfied;

             (f) each of the Beneficial Owners and the Buyer shall have entered into an Employment Agreement in substantially the form of Exhibit G attached hereto;

             (g) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act and applicable foreign antitrust or trade regulation laws shall have expired or otherwise been terminated, except (in the case of foreign antitrust or trade regulation laws) where the consummation of the transactions contemplated by this Agreement before the expiration or other termination of any such waiting period under applicable foreign antitrust or trade regulation law would not reasonably be expected to result in a material adverse effect on the business, financial condition or results of operations of the Seller or the ability of the Seller to consummate the transactions contemplated by this Agreement;

             (h) the Buyer shall have obtained (or caused to be obtained) all of the Third Party Consents and effected all of the Governmental Filings which are required on the part of the Buyer to consummate the transactions contemplated by this Agreement, except for those Third Party Consents and Governmental Filings, which, if not obtained or effected, would not reasonably be expected to result in a material adverse effect on the business, financial condition or results of operations of the Seller or the ability of the Seller to consummate the transactions contemplated by this Agreement;

             (i) the Buyer shall have delivered to the Seller an executed opinion of the Buyer's counsel in substantially the form attached as Exhibit I;

             (j) the Buyer shall have executed and delivered each of the Ancillary Agreements to which it is a party;

             (k) the Guarantor shall have executed and delivered to the Seller the Guaranty in substantially the form attached as Exhibit A;

             (l) the Buyer shall have executed and delivered two lease agreements with affiliates of the Seller relating to the Seller's leased facilities located at 60-66 Brainerd Road, Allston, Massachusetts and 52 Everett Street, Brighton, Massachusetts, in substantially the forms attached hereto as Exhibit K-1 and K-2 (collectively, the "New Leases");

             (m) no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceeding for that purpose, and no similar proceeding with respect to the Base Prospectus, shall have been initiated or threatened in writing by the SEC or its staff; and

             (n) the Buyer shall have delivered to the Seller such other customary certificates (such as a certificate of good standing of the Buyer in its jurisdiction of incorporation and certificates as to the incumbency of officers and the adoption of authorizing resolutions) as the Seller shall reasonably request in connection with the Closing.

                                   ARTICLE VI
                                 INDEMNIFICATION

         6.1 Indemnification by the Seller. Subject to the terms and conditions of this Article VI, from and after the Closing, the Seller shall indemnify the Buyer in respect of, and hold the Buyer harmless against, any and all liabilities, monetary damages, fines, fees, penalties, costs and expenses (including without limitation reasonable attorneys' fees and expenses) (collectively, "Damages") incurred or suffered by the Buyer or any Affiliate thereof resulting from or constituting:

             (a) any breach of a representation or warranty of the Seller contained in this Agreement;

             (b) any failure by the Seller to perform any covenant or agreement contained in this Agreement; or

             (c) any Excluded Liabilities;

provided that, to the extent a breach of a representation or warranty resulting in Damages involves a payment of money by an Indemnified Person to an unrelated third party, such amount shall bear interest at a rate of 8% per annum commencing as of the date of such payment.

         6.2 Indemnification by the Buyer. Subject to the terms and conditions of this Article VI, from and after the Closing, the Buyer shall indemnify the Seller in respect of, and hold the Seller harmless against, any and all Damages incurred or suffered by the Seller or any Affiliate thereof resulting from or constituting:

             (a) any breach of a representation or warranty of the Buyer contained in this Agreement;

             (b) any failure by the Buyer to perform any covenant or agreement contained in this Agreement;

             (c) any breach of any obligations of the Buyer under the New Leases; or

             (d) any Assumed Liabilities.

         6.3 Claims for Indemnification.

             (a) Third-Party Claims. All claims for indemnification made under this Agreement resulting from, related to or arising out of a third-party claim against an Indemnified Party (as defined below) shall be made in accordance with the following procedures. A person entitled to indemnification under this
Article VI (an "Indemnified Party") shall give prompt written notification to the person from whom indemnification is sought (the "Indemnifying Party") of the commencement of any action, suit or proceeding relating to a third-party claim for which indemnification may be sought or, if earlier, upon the written assertion of any such claim by a third party. Such notification shall include a description in reasonable detail (to the extent known by the Indemnified Party) of the facts constituting the basis for such third-party claim and the amount of the Damages claimed. Within 30 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense. The Party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith shall be considered "Damages" for purposes of this Agreement; provided, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one counsel for all Indemnified Parties. The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto. The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim that does not include a complete release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party.

             (b) Procedure for Other Claims. An Indemnified Party wishing to assert a claim for indemnification under this Article VI which is not subject to
Section 6.3(a) shall deliver to the Indemnifying Party a written notice (a "Claim Notice") which contains (i) a description and the amount (the "Claimed Amount") of any Damages incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article VI and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages. Within 30 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response in which the Indemnifying Party shall: (I) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer), (II) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer), or (III) contest that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in such response contests the payment of all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve such dispute. If such dispute is not resolved within 60 days following the delivery by the Indemnifying Party of such response, the Indemnifying Party and the Indemnified Party shall each have the right to submit such dispute to a court of competent jurisdiction in accordance with the provisions of Section 10.12.

         6.4 Survival.

             (a) The representations and warranties of the Seller and the Buyer set forth in this Agreement, the Seller Certificate and the Buyer Certificate shall survive the Closing and the consummation of the transactions contemplated hereby and continue until the date which is eighteen (18) months after the Closing Date, at which time they shall expire; provided, however, the representations and warranties of the Seller contained in Sections 2.1, 2.2 and
2.3 and of the Buyer contained in Sections 3.1 and 3.2 shall survive the Closing and the consummation of the transactions contemplated hereby indefinitely; provided further, however, the representations and warranties of the Seller contained in Sections 2.8 and 2.18 shall survive the Closing and the consummation of the transactions contemplated hereby and continue until the expiration of the applicable statute of limitations.

             (b) If an indemnification claim is properly asserted in writing pursuant to Section 6.3 prior to the expiration as provided in Section 6.4(a) of the representation or warranty that is the basis for such claim, then such representation or warranty shall survive until, but only for the purpose of, the resolution of such claim.

         6.5 Limitations.

             (a) Notwithstanding anything to the contrary contained in this Agreement, the following limitations shall apply to indemnification claims under this Agreement:

                 (i) the Seller shall be liable with respect to claims under
Section 6.1(a) for only that portion of the aggregate Damages related to such claims, considered together, which exceeds $1,000,000;

                 (ii) the aggregate liability of the Seller for all Damages under this Article VI shall not exceed an amount equal to $28,000,000; and

                 (iii) the Buyer shall not be entitled to make any claim for indemnification with respect to any matter to the extent the Purchase Price has been adjusted to reflect such matter pursuant to Section 1.4, and the amount of any Damages for which a Party is entitled to indemnification as provided under this Article VI, shall be calculated net of any accruals, reserves or provisions therefor reflected in the determination of the Kellwood Closing Net Worth Amount shown in the Final Closing Statement.

             (b) In no event shall any Indemnifying Party be responsible or liable for any Damages or other amounts under this Article VI that are consequential, in the nature of lost profits, diminution in the value of property, special or punitive or otherwise not actual damages. Each Party shall (and shall cause its Affiliates to) use reasonable commercial efforts to pursue all legal rights and remedies available in order to minimize the Damages for which indemnification is provided to it under this Article VI.

             (c) The amount of Damages recoverable by an Indemnified Party under this Article VI with respect to an indemnity claim shall be reduced by (i) the amount of any payment received by such Indemnified Party (or an Affiliate thereof), with respect to the Damages to which such indemnity claim relates, from an insurance carrier, and (ii) the amount of any Tax benefit realized or realizable by such Indemnified Party (or an Affiliate thereof) which is attributable to the Damages to which such indemnity claim relates. For purposes of this Section 6.5(c), the Tax benefit realized by any Indemnified Party (or an Affiliate thereof) shall be determined as of the date of the receipt of payment from the Indemnifying Party by calculating the present value of all expected reductions in Tax payments attributable to any expected deductions or decreases in income associated with the Damages to which such indemnity claim relates, assuming that the Indemnified Party is always subject to a total combined Tax rate of 45% and using a discount rate of 8% (compounded monthly). An Indemnified Party shall use reasonable commercial efforts to pursue, and to cause its Affiliates to pursue, all insurance claims and Tax benefits to which it may be entitled in connection with any Damages it incurs, and the Parties shall cooperate with each other in pursuing insurance claims with respect to any Damages or any indemnification obligations with respect to Damages. If an Indemnified Party (or an Affiliate) receives any insurance payment in connection with any claim for Damages for which it has already received an indemnification payment from the Indemnifying Party, it shall pay to the Indemnifying Party, within 30 days of receiving such insurance payment, an amount equal to the excess of (A) the amount previously received by the Indemnified Party under this
Article VI with respect to such claim plus the amount of the insurance payments received, over (B) the amount of Damages with respect to such claim which the Indemnified Party has become entitled to receive under this Article VI.

             (d) To the extent any representation or warranty of the Seller in
Article II is, to the knowledge of the Buyer on or prior to the Closing Date, untrue or incorrect, the Buyer shall have no rights to indemnification under this Article VI by reason of such untruth or inaccuracy.

             (e) Except with respect to claims for equitable relief, including specific performance, made with respect to breaches of any covenant or agreement contained in this Agreement, the rights of the Indemnified Parties under this
Article VI shall be the sole and exclusive remedies of the Indemnified Parties and their respective Affiliates with respect to claims covered by Section 6.1 or

Section 6.2 or otherwise relating to the transactions that are the subject of this Agreement. Without limiting the generality of the foregoing, in no event shall any Party, its successors or permitted assigns be entitled to claim or seek rescission of the transactions consummated by this Agreement.

             (f) The Buyer shall be entitled to recover any Damages due it hereunder (x) by recovering from the Escrow Account and/or (y) by setting off any such amount that is (i) agreed to by the Seller or (ii) set forth in a final, non-appealable judgment rendered by a court of competent jurisdiction, against any amount otherwise due from the Buyer to the Seller under this Agreement, including the Contingent Purchase Price Amount. The Buyer agrees not to set off any amounts other than as provided in this Section 6.5(f).

         6.6 Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Adjusted Purchase Price to the maximum extent allowable under applicable law.

                                   ARTICLE VII
                                   TERMINATION

         7.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Closing as provided below:

             (a) the Parties may terminate this Agreement by mutual written consent;

             (b) the Buyer may terminate this Agreement by giving written notice to the Seller in the event the Seller is in material breach, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in Section 5.1(a) or Section 5.1(b) not to be satisfied and
(ii) is not cured within 30 days following delivery by the Buyer to the Seller of written notice of such breach;

             (c) the Buyer may terminate this Agreement by giving written notice to the Seller in the event the Seller provides an update to the Disclosure Schedule or other Schedule hereto pursuant to Section 4.5 which contains information that, absent such disclosure and the provisions of Section 4.5 permitting the update of representations and warranties, would have the effect of causing the condition set forth in Section 5.1(a) not to be satisfied, and the Seller fails to cure the event or condition causing the failure of such condition within 30 days following delivery by the Buyer to the Seller of written notice under this Section 7.1(c);

             (d) the Seller may terminate this Agreement by giving written notice to the Buyer in the event the Buyer is in breach of any representation, warranty, covenant or agreement contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in Section 5.2(a) or Section 5.2(b) not to be satisfied and
(ii) is not cured within 30 days following delivery by the Seller to the Buyer of written notice of such breach;

             (e) the Buyer may terminate this Agreement by giving written notice to the Seller if the Closing shall not have occurred on or before February 5, 2003 by reason of the failure of any condition precedent under Section 5.1 (unless the failure results exclusively or primarily from a breach by the Buyer of any representation, warranty, covenant or agreement contained in this Agreement); and

             (f) the Seller may terminate this Agreement by giving written notice to the Buyer if the Closing shall not have occurred on or before February 5, 2003 by reason of the failure of any condition precedent under Section 5.2 (unless the failure results exclusively or primarily from a breach by the Seller of any representation, warranty, covenant or agreement contained in this Agreement).

         7.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 7.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to the other Party. Notwithstanding the foregoing, termination of this Agreement shall not relieve any Party for any breach by such Party, prior to the termination of this Agreement, of any covenant or agreement (but not any representation or warranty) contained in this Agreement or impair the right of any Party to obtain such remedies as may be available to it in law or equity with respect to such a breach by any other Party.

                                  ARTICLE VIII
                                EMPLOYEE MATTERS

         8.1 Offer of Employment; Continuation of Employment. The Parties hereto intend that there shall be continuity of employment with respect to all employees of the Seller (other than those employees specifically identified in writing by the Seller (the "Employees"). The Buyer shall offer employment commencing on the Closing Date to all Employees, including those on vacation, military leave, leave of absence (whether paid or unpaid), disability or layoff, on substantially similar terms to those in effect for such Employee immediately prior to Closing.

         8.2 Cessation of Business Benefit Plan Participation; 401(k) Plan Matters. Except as otherwise provided in this Article VIII or as otherwise required by applicable law, the Employees shall cease to participate in or accrue further benefits under the Seller Benefit Plans immediately prior to the Closing. Effective as of the Closing, all Employees who participate in the defined contribution plan qualified under Section 401 of the Code sponsored by the Seller (the "Seller's 401(k) Plan") shall cease to participate in said plan. The Buyer shall establish, if it does not already maintain, a defined contribution plan qualified under Section 401 of the Code which shall accept direct or indirect rollovers by Employees of their vested interest in the Seller's 401(k) Plan.

         8.3 Employment Related Liabilities. The Buyer shall assume liability for and shall pay directly to the appropriate Employee (or reimburse the Seller for amounts that it pays to any such Employee) any amounts to which any Employee becomes entitled under any Seller Benefit Plan or individual arrangement disclosed to the Buyer, applicable law or otherwise that exists or arises (or may be deemed to exist or arise) as a result of, or in connection with (i) the sale of the Seller hereunder, (ii) the Buyer's failure to offer employment or to employ Employees in accordance with Section 8.1 or applicable local law, (iii) the employment of any Employee on or after the Closing Date, (iv) any change or proposed change to the remuneration, benefits, terms and conditions of employment, or the working conditions of any Employee after the Closing Date and
(v) the termination of employment of any Employee on or after the Closing Date.

         8.4 Compensation; Employee Benefits; Severance Plans. Beginning on the Closing Date, the Buyer shall provide each Employee who accepts the Buyer's offer of employment and who commences working with the Buyer on the Closing Date (other than the employees who sign an Employment Agreement) (collectively, the "New Buyer Employees") with total cash compensation (including base salary and bonus opportunity) that is substantially similar to such New Buyer Employee's total cash compensation immediately prior to the Closing Date. Beginning on the Closing Date, the Buyer shall also maintain (or cause its Affiliates to maintain) employee benefit plans, agreements, programs, policies and arrangements for the benefit of each New Buyer Employee that are substantially similar to the Employee Benefit Plans in effect immediately prior to the Closing Date with respect to employees of the Buyer (the "Buyer Plans"). The Buyer will give credit for past service with the Seller under all the Buyer Plans including, without limitation, severance pay plans, to all New Buyer Employees, to the same extent such service was credited under similar plans of the Seller in which the New Buyer Employees participated prior to the Closing Date. Notwithstanding anything to the contrary in this Agreement, beginning on the Closing Date, the Buyer shall maintain (or cause its Affiliates to maintain) a severance pay plan, program or practice for the benefit of each New Buyer Employee that is substantially similar to the plan, program or practice in effect immediately prior to the Closing Date with respect to such New Buyer Employee.

         8.5 Welfare Plans. With respect to any Buyer Plan that is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) or any plan directly or indirectly maintained or contributed to by the Buyer providing similar benefits to an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), the Buyer shall (a) cause to be waived any pre-existing condition limitations or actively-at-work requirements and (b) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such New Buyer Employees with respect to similar plans maintained by the Seller for such New Buyer Employees immediately prior to the Closing Date. The Buyer shall make appropriate arrangements to allow the use by New Buyer Employees of any amounts available under any cafeteria plan or flexible spending account (as defined in Section 125 of the Code) which was maintained by the Seller for such New Buyer Employees.

         8.6 Accrued Personal, Sick or Vacation Time. With respect to any accrued but unused personal, sick or vacation time to which any New Buyer Employee is entitled pursuant to the personal, sick or vacation policies applicable to such New Buyer Employee immediately prior to the Closing Date (the "PSV Policies"), the Buyer shall assume but only to the extent accrued in the determination of the Kellwood Closing Net Worth Amount the liability for such accrued personal, sick or vacation time and allow such New Buyer Employee to use such accrued personal, sick or vacation time; provided, however, that if the Buyer deems it necessary to disallow any such New Buyer Employee from taking such accrued personal, sick or vacation time, the Buyer shall be liable for and pay in cash to each such New Buyer Employee an amount equal to such personal, sick or vacation time in accordance with the terms of the PSV Policies; and provided, further, that the Buyer shall be liable for and pay in cash an amount equal to such accrued personal, sick or vacation time to any New Buyer Employee whose employment terminates for any reason subsequent to the Closing Date.

         8.7 U.S. WARN Act. The Buyer agrees to provide any required notice under the WARN Act and any other similar applicable law and to otherwise comply with any such law with respect to any "plant closing" or "mass layoff" (as defined in the WARN Act) or similar event affecting employees and occurring on or after the Closing Date or arising as a result of the transactions contemplated hereby. The Buyer shall assume sole responsibility for any liabilities or obligations arising under the WARN Act or other applicable law resulting from the actions (or inactions) of the Buyer or its Affiliates on or after the Closing Date or from the transactions contemplated hereby.

         8.8 U.S. COBRA. The Buyer agrees to provide any required notice under the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA") and any other similar applicable law on or after the Closing Date. The Buyer shall assume sole responsibility for any liabilities or obligations arising under COBRA or other similar applicable law resulting from the actions (or inactions) of the Buyer or its Affiliates on or after the Closing Date or from the transactions contemplated hereby.

         8.9 Payroll Withholding Matters. The Buyer and the Seller agree to utilize the Alternate Procedure described in Section 5 of IRS Revenue Procedure 96-60 with respect to each Employee who accepts the Buyer's offer of employment and who commences working with the Buyer on the Closing Date. Pursuant to such agreement, the Buyer will assume responsibility for filing and providing to such Employees Forms W-2 and other required Tax forms for the calendar year in which the Closing Date occurs. The Seller shall provide information and data to the Buyer with respect to wages and payroll taxes for the period of such calendar year ending on the Closing Date, and the Buyer shall report such information and data, as provided, on the Forms W-2 and other required Tax forms for the calendar year in which the Closing Date occurs.

                                   ARTICLE IX
                          OTHER POST-CLOSING COVENANTS

         9.1 Access to Information; Record Retention; Cooperation.

             (a) Access to Information. Subject to compliance with contractual obligations and applicable laws and regulations regarding classified information and security clearance, following the Closing, each Party shall afford to each other Party and to such Party's authorized accountants, counsel and other designated representatives during normal business hours in a manner so as to not unreasonably interfere with the conduct of business (i) reasonable access and duplicating rights to all non-privileged records, books, contracts, instruments, documents, correspondence, computer data and other data and information (collectively, "Information") within the possession or control of such Party relating to the Business and (ii) reasonable access to the personnel of such Party. Requests may be made under this Section 9.1(a) for financial reporting and accounting matters, preparing financial statements, preparing, reviewing and analyzing the Closing Statement, resolving any differences between the Parties with respect to the Closing Statement, preparing and filing of any Tax Returns, prosecuting any claims for refund, defending any Tax claim or assessment, preparing securities law or securities exchange filings, prosecuting, defending or settling any litigation, Environmental Matter or insurance claim, performing obligations under this Agreement, and all other proper business purposes.

             (b) Preparation of the Seller Financial Statements. Without limitation of the provisions of Section 9.1(a), following the Closing, the Buyer shall provide to the Seller all information reasonably required for the Seller to prepare the Closing Statement. In connection with the preparation of the Closing Statement, the Buyer shall provide the Seller (and its auditors) with full access to the Business, its financial management and any accountant's work papers, and all financial books, accounts and records relating to the Business.

             (c) Reimbursement. A Party making Information or personnel available to another Party under Section 9.1 shall be entitled to receive from such other Party, upon the presentation of invoices therefor, payments for such amounts relating to supplies, disbursements and other out-of-pocket expenses, as may reasonably be incurred in making such Information or personnel available; provided, however, that no such reimbursements shall be required for the salary or cost of fringe benefits or similar expenses pertaining to employees of the providing Party.

             (d) Retention of Records. Except as may otherwise be required by law or agreed to in writing by the Parties, each Party shall use reasonable commercial efforts to preserve, until six years after the Closing Date, all Information in its possession or control pertaining to the Seller prior to the Closing. Notwithstanding the foregoing, in lieu of retaining any specific Information, any Party may offer in writing to the other Party or Parties to deliver such Information to the other Party or Parties, and if such offer is not accepted within 90 days, the offered Information may be disposed of at any time.

             (e) Confidentiality. Each Party shall hold, and shall use reasonable commercial efforts to cause their respective Affiliates, consultants and advisors to hold, in strict confidence all Information concerning the other furnished to it by the other Party or Parties or their representatives pursuant to this Section 9.1 (except to the extent that such Information (i) is or becomes generally available to the public other than as a result of any action or inaction by the receiving Party, (ii) was within the possession of the receiving Party prior to it being furnished to the receiving Party by or on behalf of the disclosing Party pursuant hereto, provided that the source of such information was not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to any person or entity with respect to such information, or (iii) is or becomes available on a non-confidential basis to the receiving Party from a source other than the disclosing Party, provided that the source of such information was not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to any person or entity with respect to such information), and each Party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors, unless compelled to disclose such Information by judicial or administrative process or by other requirements of law or so as not to violate the rules of any stock exchange; provided, however, that in the case of disclosure compelled by judicial or administrative process, the receiving Party shall (to the extent permitted by applicable law) notify the disclosing Party promptly of the request and the documents requested thereby so that the disclosing Party may seek an appropriate protective order or other appropriate remedy. If, in the absence of a protective order or other remedy or the receipt of a waiver hereunder, a Party is, in the written opinion of its counsel, compelled to disclose any Information to any tribunal or other entity or else stand liable for contempt or suffer other censure or penalty, such Party may so disclose the Information without liability hereunder; provided, however, that, such Party gives written notice to the other Party of the information to be disclosed (including copies of the relevant portions of the relevant documents) as far in advance of its disclosure as is practicable, uses all reasonable efforts to limit any such disclosure to the precise terms of such requirement and cooperates with the disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to such information by the tribunal or other entity.

         9.2 Collection of Accounts Receivable. The Seller agrees that it shall forward promptly to the Buyer any monies, checks or instruments received by it after the Closing with respect to the accounts receivable purchased by the Buyer from the Seller pursuant to this Agreement. The Seller hereby authorizes the Buyer to endorse and cash any checks or instruments payable or endorsed to the Seller or its order which are received by the Buyer and which relate to accounts receivable purchased by the Buyer from the Seller.

         9.3 Payment of Assumed Liabilities. In the event that the Seller (or an Affiliate thereof) inadvertently pays or discharges, after the Closing, any Assumed Liabilities, the Buyer shall reimburse the Seller or Affiliate for the amount so paid or discharged within 30 days of being presented with written evidence of such payment or discharge.

         9.4 [INTENTIONALLY OMITTED].

         9.5 Covenant Not To Compete. For a period of four (4) years from the Closing Date, each Beneficial Owner shall not, directly or indirectly, by or for himself or herself or as the agent of another or through others as his or her agent, except for or in connection with the performance of his or her duties under his Employment Agreement:

             (a) promote, sell, license, distribute or service anywhere in the United States (the "Territory") products which are in competition with those of the Business;

             (b) operate any facility for the design, manufacture, marketing or distribution of products in competition with those of the Business anywhere in the Territory;

             (c) own, manage, operate, control, participate in, provide consulting services to or be employed by any other business directly or indirectly engaged in the design, manufacture, marketing or distribution of products competitive with the Business anywhere in the Territory, other than through ownership of shares representing less than four percent (4%) of the outstanding stock of any publicly traded company;

             (d) interfere with the business relationships or publicly disparage the good name or reputation of the Business, or intentionally engage in any conduct which brings the Buyer, the Business or the Guarantor into public ridicule or disrepute; or

             (e) solicit for employment or employ any employee of the Business or request, induce or advise any employee to leave the employ of the Business or the Guarantor;

provided, however, that the obligations under this Section 9.5 shall terminate and be of no further force and effect upon (i) the voluntary or involuntary filing of any petition seeking the appointment of a trustee, receivor or liquidator, in bankruptcy or otherwise, of the Buyer or all or a substantial portion of its assets, (ii) the termination of employment of any Beneficial Owner by the Buyer without "cause" or by such Beneficial Owner for "good reason"

(as such terms are defined in such Beneficial Owners Employment Agreement), and
(iii) the default by the Buyer in the payment of any Contingent Purchase Price Amount that has become due and payable.

The parties agree and acknowledge that the duration, scope and geographic areas applicable to the covenants described in this Section are reasonable and that the Purchase Price for the Acquired Assets includes adequate compensation for such obligations. If, however, any court determines that any of the restrictions are not reasonable, the parties hereby give the court the right and power to interpret, alter, amend or modify any or all of the terms contained herein to include as much of the scope, time period and geographic area as will render such restrictions enforceable. The Beneficial Owners agree that in the event of a breach or violation or attempted breach or violation of this Section, said provisions, or any of them, may be enforced by an injunction in a suit in equity, and that a temporary or preliminary injunction or restraining order may be granted immediately upon the commencement of any such suit and without notice.

         9.6 No Disparagement by the Buyer. For a period of four (4) years from the Closing Date, each of the Buyer and the Guarantor (and their respective affiliates) shall not, directly or indirectly, publicly disparage the good name or reputation of any Beneficial Owner or any family member of any Beneficial Owner, or intentionally engage in any conduct which brings any Beneficial Owner or any family member of any Beneficial Owner into public ridicule or disrepute.

         9.7 Limited Guaranty. Subject to the limitations set forth in Sections
6.4 and 6.5, each of the Beneficial Owners hereby guarantees the obligations of the Seller under Article VI of this Agreement for a period of five (5) years after the Closing Date; provided, however, if an indemnification claim is properly asserted in writing pursuant to Section 6.3 prior to the fifth anniversary of the Closing Date, then the provisions of this Section 9.7 shall, subject to the limitations set forth in Sections 6.4 and 6.5, survive until, but only for the purposes of, the resolution of such claim.

                                   ARTICLE X
                                  MISCELLANEOUS

         10.1 Press Releases and Announcements. No Party shall issue (and each Party shall cause its Affiliates not to issue) any press release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by law, regulation or stock exchange rule (in which case the disclosing Party shall advise the other Party and the other Party shall, if practicable, have the right to review such press release or announcement prior to its publication).

         10.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and the Beneficial Owners and their respective successors and permitted assigns and, to the extent specified herein, their respective Affiliates. The Beneficial Owners shall be third party beneficiaries under this Agreement.

         10.3 Action to be Taken by Affiliates. The Parties shall cause their respective Affiliates to comply with all of the obligations specified in this Agreement to be performed by such Affiliates.

         10.4 Entire Agreement. This Agreement (including the documents referred to herein) and the Confidentiality Agreement constitute the entire agreement between the Buyer and the Seller. This Agreement supersedes any prior agreements or understandings between the Buyer and the Seller, and any representations or statements made by or on behalf of the Seller or any of its Affiliates to the Buyer, whether written or oral, with respect to the subject matter hereof, other than the Confidentiality Agreement. The Confidentiality Agreement shall terminate effective as of the Closing.

         10.5 Succession and Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Seller (in the case of an assignment by the Buyer) or the Buyer (in the case of an assignment by the Seller), which written approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, this Agreement, and all rights, interests and obligations hereunder, may be assigned, without such consent, to any entity that acquires all or substantially all of a Party's business or assets. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

         10.6 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one Business Day after it is sent for next Business Day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

     If to the Buyer:
     ----------------

     c/o Kellwood Company
     600 Kellwood Parkway
     Chesterfield, MO  63017

     Telecopy:  (314) 576-3388
     Attention:   Thomas H. Pollihan

Notices to the Seller shall be sent to such persons (with copies to such persons) as are designated in writing by the Seller from time to time on or after the Closing Date.

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         10.7 Amendments and Waivers. The Parties may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         10.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

         10.9 Expenses. Except as otherwise specifically provided to the contrary in this Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         10.10 Specific Performance. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party may be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter.

         10.11 Governing Law. This Agreement and any disputes hereunder shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the Commonwealth of Massachusetts.

         10.12 Submission to Jurisdiction. Each Party (a) submits to the exclusive jurisdiction of any state or federal court sitting in the Commonwealth of Massachusetts in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined only in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each Party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 10.6. Nothing in this Section 10.12 however, shall affect the right of any Party to serve such summons, complaint or initial pleading in any other manner permitted by law.

         10.13 Bulk Transfer Laws. The Buyer acknowledges that the Seller will not comply with the provisions of the bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

         10.14 Construction.

             (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

             (b) Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

             (c) The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

             (d) Any reference herein to an Article, section or clause shall be deemed to refer to an Article, section or clause of this Agreement, unless the context clearly indicates otherwise.

             (e) All references to "$", "Dollars" or "US$" refer to currency of the United States of America.

         10.15 Waiver of Jury Trial. To the extent permitted by applicable law, each Party hereby irrevocably waives all rights to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby or the actions of any Party in the negotiation, administration, performance and enforcement of this Agreement.

         10.16 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         10.17 Counterparts and Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the Parties have executed this Agreement under seal as of the date first above written.

                                             BRIGGS NEW YORK CORP.

                                             By: /s/ Richard Rosenberg
                                                 -------------------------------
                                             Name:  Richard Rosenberg
                                             Title:    President



                                             NEWKELL II, INC.

                                             By:  /s/ Thomas H. Pollihan
                                                  ------------------------------
                                             Name:  Thomas H. Pollihan
                                             Title:    Vice President



                                             KELLWOOD COMPANY

                                             By:  /s/ Thomas H. Pollihan
                                                  ------------------------------
                                             Name:  Thomas H. Pollihan
                                             Title:    Senior Vice President























              [Signature page to Asset Purchase and Sale Agreement]